Exhibit 99.2

supplemental report fourth quarter 2016 Kingwood Medical Arts Kingwood, TX

Overview 3 Portfolio Summary 5 Capitalization and Debt 7 Investment Summary - Acquisitions and Fundings 10 Dispositions 11 Development and Redevelopment 12 Capital Expenditures 14 Portfolio Diversification 16 Same Property Portfolio 18 Expirations and Maturities 19 Triple-net Master Lease Profile 20 Portfolio Senior Housing Triple-net 21 Senior Housing Operating Portfolio 25 Life Science 31 Medical Office 34 Other 37 Unconsolidated Joint Ventures 40 TABLE OF Guidance 41 Definitions and Reconciliations 42 Company Information 49 Forward-Looking Statements & Risk Factors 50 2

THE NUMBERS

Overview[1]

Dollars and shares in thousands, except per share data

	4Q15	1Q16	2Q16	3Q16	4Q16	Full Year 2016
Financial Metrics						
Diluted earnings per common share	$ (1.29)	$ 0.25	$ 0.64	$ 0.32	$ 0.12	$ 1.34
Investment[2]	18,066,629	17,974,007	17,872,928	18,140,588	17,488,497	17,488,497
Total rental and operating revenue[2][3]	546,877	555,542	559,394	563,886	577,464	2,256,286
NOI[2][3]	335,063	337,872	338,169	333,138	339,679	1,348,858
Cash NOI and interest income[2][3]	361,672	353,440	372,960	354,957	359,239	1,440,596
Diluted FFO per common share	(0.99)	0.68	0.71	0.65	0.35	2.39
Diluted FFO as adjusted per common share	0.80	0.69	0.74	0.72	0.59	2.74
Comparable FFO as adjusted per common share[4]	0.51	0.48	0.53	0.50	0.53	2.04
Dividends per common share	0.565	0.575	0.575	0.575	0.370	2.095
Capitalization						
Common stock outstanding and DownREIT units	471,463	472,801	473,180	473,650	474,781	474,781
Total Market Equity	$ 18,028,746	$ 15,403,857	$ 16,741,109	$ 17,975,018	$ 14,110,491	$ 14,110,491
Total Debt	11,433,878	11,304,221	11,122,837	11,301,191	9,542,791	9,542,791
Debt Ratios						
Financial Leverage	45.0%	45.5%	44.6%	45.0%	48.6%[5]	48.6%[5]
Secured Debt Ratio	4.4%	4.3%	3.5%	3.8%	4.0%	4.0%
Net Debt to Adjusted EBITDA	5.6x	6.2x	5.8x	6.1x	6.2x	5.3x
Adjusted Fixed Charge Coverage	3.9x	3.6x	3.8x	3.8x	3.6x	3.7x
Same Property Portfolio Cash NOI Growth						
Senior housing triple-net	1.6%	(1.8%)	1.8%	1.0%	(1.3%)	0.4%
Senior housing operating portfolio ("SHOP")	5.7%	4.8%	6.8%	3.3%	7.1%	6.6%
Life science	7.8%	9.7%	8.7%	8.8%	4.8%	7.8%
Medical office	2.5%	3.3%	3.8%	3.1%	2.2%	3.0%
Other	0.9%	1.8%	5.5%	(2.0%)	0.8%	1.3%
Total[2]	3.7%	2.9%	4.7%	3.1%	2.6%	3.7%
Same Property Portfolio NOI Growth						2.6%

(1) Balances are as originally reported unless noted otherwise. Reconciliations of the non-GAAP financial measures used in this report to their most comparable GAAP financial measures are included in the Reconciliations section or elsewhere in this report.
(2) Periods prior to the October 31, 2016 spin-off have been revised to exclude the Quality Care Properties, Inc. ("QCP") portfolio, which is reported in discontinued operations.
(3) Revised to include the Company's share of unconsolidated joint ventures ("JVs"). Balances include assets held for sale.
(4) Excludes FFO as adjusted related to QCP and interest expense related to debt paid off with proceeds from the QCP spin-off, assuming these transactions occurred at the beginning of the period presented.
(5) Financial Leverage is targeted to be in the 43% to 44% range by the end of 2017, reflecting the impact from the sale of 64 Brookdale Senior Living ("Brookdale") assets held for sale and the sale of a 40% interest in and refinancing of the RIDEA II senior housing JV that occurred in January 2017, and assuming all proceeds were used to pay down debt, as well as various other activities throughout the year.

3

THE NUMBER S Overview Square feet in thousands 4Q15 1Q16 2Q16 3Q16 4Q16 Number of properties(1) 867 862 853 860 802 Senior housing triple-net 87.4% 86.9% 86.3% 86.1% 86.1% Life science 97.9% 97.8% 98.5% 96.2% 96.3% Senior housing triple-net (units) 28,770 28,766 29,165 28,083 20,656 Life science (square feet) 7,829 7,372 7,294 7,145 7,222 (1) Periods prior to the October 31, 2016 spin-off have been revised to exclude the QCP portfolio, which is reported in discontinued operations. The Village at Gleannloch Farms Spring, TX 4 4 Medical office (square feet) 17,070 17,132 17,267 17,269 18,213 Senior housing operating portfolio (units) 23,320 23,430 23,237 24,440 25,407 Capacity: Medical office 92.0% 91.3% 91.6% 91.6% 92.1% Senior housing operating portfolio 87.4% 88.0% 87.3% 87.9% 87.6% Occupancy: Portfolio Statistics

Portfolio Summary(1)

As of and for the quarter ended December 31, 2016, dollars in thousands

	Property Count	Age		Investment		Cash NOI and Interest Income	Private Pay %(2)
Property Portfolio							
Senior housing triple-net	210	18	$	3,868,801	$	102,830	91.5
Senior housing operating portfolio	129	21		3,181,642		56,197	94.1
Life science	116	20		3,553,026		67,816	100.0
Medical office	238	22		3,835,944		69,236	100.0
Other	77	31		957,585		27,886	75.7
	770	**22**	**$**	**15,396,998**	**$**	**323,965**	**94.1**
Debt Investments							
Other	—	N/A	$	876,584	$	17,510	—
Developments							
Life science	—	N/A	$	233,129	$	—	—
Medical office	—	N/A		69,929		—	—
			$	**303,058**	**$**	—	—
HCP's Share of Unconsolidated JVs							
Senior housing operating portfolio	23	24	$	805,020	$	15,520	83.0
Life science	4	20		87,889		1,524	100.0
Medical office	1	12		9,798		344	100.0
Other	4	39		9,150		376	11.9
	32	**25**	**$**	**911,857**	**$**	**17,764**	**83.3**
Total							
Senior housing triple-net	210	18	$	3,868,801	$	102,830	91.5
Senior housing operating portfolio	152	21		3,986,662		71,717	89.9
Life science	120	20		3,874,044		69,340	100.0
Medical office	239	22		3,915,671		69,580	100.0
Other	81	32		1,843,319		45,772	74.9
	802	**22**	**$**	**17,488,497**	**$**	**359,239**	**93.3**



CASH NOI AND INTEREST INCOME
$359.2M
Senior housing triple-net 29%
Senior housing operating portfolio 20%
Life science 19%
Medical office 19%
Other 13%

(1) Assets held for sale are included in Cash NOI and private pay percentage and are excluded from all other metrics.
(2) Self-pay and private insurance (including managed care) revenues as a percentage of total revenues for the trailing 12 months one quarter in arrears from the date reported. Revenues for medical office properties are considered 100% private pay.

5

Portfolio Summary

For the quarter ended December 31, 2016, dollars in thousands

NOI, CASH NOI AND INTEREST INCOME[1]

	Rental and Operating Revenue	Operating Expenses	NOI[2]	Cash NOI[2]	Interest Income	Cash NOI and Interest Income
Wholly-Owned						
Senior housing triple-net	$ 103,129	$ (1,197)	$ 101,932	$ 102,830	$ —	$ 102,830
Senior housing operating portfolio	186,118	(129,921)	56,197	56,197	—	56,197
Life science	88,543	(19,287)	69,256	67,816	—	67,816
Medical office	114,398	(43,972)	70,426	69,236	—	69,236
Other	30,252	(1,271)	28,981	27,886	17,510	45,396
	$ 522,440	**$ (195,648)**	**$ 326,792**	**$ 323,965**	**$ 17,510**	**$ 341,475**
HCP's Share of Unconsolidated JVs						
Senior housing operating portfolio[3]	$ 52,167	$ (41,547)	$ 10,620	$ 15,520	$ —	$ 15,520
Life science	1,971	(429)	1,542	1,524	—	1,524
Medical office	492	(143)	349	344	—	344
Other	394	(18)	376	376	—	376
	$ 55,024	**$ (42,137)**	**$ 12,887**	**$ 17,764**	**$ —**	**$ 17,764**
Total						
Senior housing triple-net	$ 103,129	$ (1,197)	$ 101,932	$ 102,830	$ —	$ 102,830
Senior housing operating portfolio	238,285	(171,468)	66,817	71,717	—	71,717
Life science	90,514	(19,716)	70,798	69,340	—	69,340
Medical office	114,890	(44,115)	70,775	69,580	—	69,580
Other	30,646	(1,289)	29,357	28,262	17,510	45,772
	$ 577,464	**$ (237,785)**	**$ 339,679**	**$ 341,729**	**$ 17,510**	**$ 359,239**

(1) Includes assets held for sale.

(2) Includes $8.5 million attributable to non-controlling interests, excluding five limited liability companies in which the Company is the managing member and non-managing member units are exchangeable for an amount of cash based on the then-current market value of shares of the Company's common stock at the time of conversion or, at the Company's election, shares of the Company's common stock.

(3) The variance between NOI and Cash NOI primarily relates to the treatment of the non-refundable portion of Entrance Fees, which are deferred and amortized over the estimated stay of the resident for NOI and are recognized upon receipt, net of reserve, for Cash NOI.

6

Capitalization Dollars and shares in thousands, except price per share data TOTAL CAPITALIZATION December 31, 2016 Shares Value Total Value Convertible partnership (DownREIT) units 6,700 29.72 199,124 Consolidated Debt N/A 9,189,495 HCP’s share of unconsolidated JV debt N/A 353,296 COMMON STOCK AND EQUIVALENTS Common stock equivalent securities: Dilutive impact of options 68 68 68 65 65 Total common stock and equivalents 475,811 468,210 468,210 467,403 471,566 7 Convertible partnership (DownREIT) units 6,700 — — —4,163 Restricted stock and units 962 163 163 143 143 Shares Outstanding December 31, 2016 Weighted Average Shares Three Months Ended December 31, 2016 Weighted Average Shares Year Ended December 31, 2016 Diluted Diluted EPSFFO Diluted Diluted EPSFFO Common stock 468,081 467,979 467,979 467,195 467,195 Total Market Equity and Total Debt 474,781 $ 23,653,282 Total Market Equity and Consolidated Debt 474,781 $ 23,299,986 Total Market Equity 474,781 $ 14,110,491 Common stock (NYSE: HCP)468,081 $ 29.72 $ 13,911,367

Indebtedness and Ratios

As of December 31, 2016, dollars in thousands

DEBT MATURITIES AND SCHEDULED PRINCIPAL REPAYMENTS (AMORTIZATION)

			Senior Unsecured Notes		Mortgage Debt			HCP's Share of Unconsolidated JV Debt		Total Debt	
	Bank Line of Credit[1]	Term Loans[2]	Amounts	Rates %[3]	Amounts[4]	Rates %[3]	Consolidated Debt	Amounts[5]	Rates %[3]	Amounts	Rates %[3]
2017	$ —	$ 169,305	$ 250,000	5.72	$ 479,795	3.14	$ 899,100	$ 33,964	3.71	$ 933,064	3.64
2018	899,718	—	—	—	3,641	—	903,359	28,037	3.55	931,396	1.90
2019	—	271,876	450,000	3.95	3,839	—	725,715	14,895	3.17	740,610	3.18
2020	—	—	800,000	2.81	3,907	5.11	803,907	10,877	4.20	814,784	2.84
2021	—	—	1,200,000	5.54	11,277	5.38	1,211,277	39,789	4.17	1,251,066	5.50
2022	—	—	900,000	3.89	2,861	—	902,861	14,688	4.39	917,549	3.89
2023	—	—	800,000	4.39	2,993	—	802,993	3,205	3.96	806,198	4.38
2024	—	—	1,150,000	4.17	3,131	—	1,153,131	87	—	1,153,218	4.16
2025	—	—	1,350,000	3.94	3,276	—	1,353,276	18,063	3.87	1,371,339	3.93
2026	—	—	—	—	3,213	3.07	3,213	94	—	3,307	2.98
Thereafter	—	—	300,000	6.88	101,007	4.17	401,007	2,901	3.90	403,908	6.18
Subtotal	**$ 899,718**	**$ 441,181**	**$ 7,200,000**		**$ 618,940**		**$ 9,159,839**	**$ 166,600**		**$ 9,326,439**	
Other debt[6]	—	—	—		—		92,385	186,800		279,185	
(Discounts), premiums and debt costs, net	—	(1,119)	(66,462)		4,852		(62,729)	(104)		(62,833)	
Total	**$ 899,718**	**$ 440,062**	**$ 7,133,538**		**$ 623,792**		**$ 9,189,495**	**$ 353,296**		**$ 9,542,791**	
Weighted average interest rate %	1.86	1.96	4.34		3.40		3.91	3.87		3.91	
Weighted average maturity in years	1.3	1.5	6.4		5.5		5.6	4.0		5.6	

(1) Represents drawn amounts of $440.0 million and £372.0 million translated into U.S. dollars at December 31, 2016. The $2.0 billion unsecured revolving line of credit matures on March 31, 2018 and has a one-year extension option. Based on our credit ratings on January 31, 2017, the drawn rate was LIBOR plus 105 bps and the facility fee was 20 bps.
(2) Represents £137.0 million in 2017 and £220.0 million in 2019, both translated into U.S. dollars at December 31, 2016.
(3) The rates are reported in the year in which the related debt matures.
(4) Mortgage debt attributable to non-controlling interests at December 31, 2016 was $47.7 million, excluding DownREITs.
(5) Reflects pro rata share of mortgage and other debt in the Company's unconsolidated JVs.
(6) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.

8

Indebtedness and Ratios

As of December 31, 2016, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

DEBT STRUCTURE

					Weighted Average	
			Balance	% of Total	Interest Rate	Years to Maturity
Secured	Fixed rate	$	238,379	3	4.21%	14.3
	Floating rate		547,161	6	3.18%	1.1
	Combined	**$**	**785,540**	**9**	**3.49%**	**5.1**
Unsecured	Fixed rate		7,471,876	80	4.26%	6.2
	Floating rate		1,069,023	11	1.83%	1.1
	Combined	**$**	**8,540,899**	**91**	**3.95%**	**5.6**
Total	Fixed rate		7,710,255	83	4.25%	6.5
	Floating rate		1,616,184	17	2.29%	1.1
	Combined	**$**	**9,326,439**	**100**	**3.91%**	**5.6**
	Other debt[1]		279,185			
	(Discounts), premiums and debt costs, net		(62,833)			
	Total Debt	**$**	**9,542,791**		**3.91%**	**5.6**

FINANCIAL COVENANTS[2]

	Bank Line of Credit	
	Requirement	Actual Compliance
Leverage Ratio	No greater than 60%	50%
Secured Debt Ratio	No greater than 30%	5%
Unsecured Leverage Ratio	No greater than 60%	55%
Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	3.6x

CREDIT RATINGS (SENIOR UNSECURED DEBT)

Moody's	Baa2 (Stable)
S&P Global	BBB (Stable)
Fitch	BBB (Stable)

(1) Represents non-interest bearing Entrance Fee deposits at certain of the Company's senior housing facilities and demand notes that have no scheduled maturities.
(2) Calculated based on the definitions contained in the credit agreement, which may differ from similar terms used in the Company's consolidated financial statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company's consolidated amounts and its proportionate share of unconsolidated investees.

9

Acquisitions and Fundings Investment Summary For the year ended December 31, 2016, dollars and square feet in thousands INVESTMENT SUMMARY December 31, 2016 Three Months Ended Description Year Ended Development fundings 48,359 222,726 Loan fundings(1) 134,357 152,460 ACQUISITIONS Forward Yield(2) Investment Property Count Date Capacity Property Type QTD YTD NOI Cash NOI Senior housing/ Post-acute/skilled RSF REIT January 484 Units/Beds 6 $ — $ 95,471 Directors Place July 136 Sq. Ft. 2 Life science — 4 3,000 Mid-Atlantic Morningside September 526 Units 7 SHOP — 18 6,250 Kingwood Medical Arts November 90 Sq. Ft. 1 Medical office 32,606 32,6 0 6 HCP’s Share of Unconsolidated JVs 30 $ 210,556 $ 570,729 7.2% 6.6% (1) Balance includes a $131 million (£105 million) bridge loan to Maria Mallaband Care Group (“Maria Mallaband”) to acquire a portfolio of predominantly private pay care homes located in London/South-East England. We intend to convert our bridge loan into fee ownership of real estate through the exercise of a call option in mid-2017. (2) Represents the average yield calculated using NOI and Cash NOI for the 12-month period following acquisition. 10 Clearfield, UT - MBK JV March 130 Units 1 SHOP—14,50 0 Community Health Systems December 756 Sq. Ft. 10 Medical office 16 3,20 0 16 3,20 0 Twin Creeks Medical Center October 69 Sq. Ft. 2 Medical office 14,750 14,750 Directors Place land July4 Acres—Life science—6,000 Easton, PA February 64 Beds1 Senior housing —14,9 52 Wholly-Owned Total $ 406,476 $ 973,104 Redevelopment fundings 13,204 27,189 Acquisitions $ 210,556 $ 570,729

Dispositions For the year ended December 31, 2016, dollars and square feet in thousands DISPOSITIONS(1) Sales Price Trailing Yield(2) Property Count NOI Cash NOI Date Capacity Property Type QTD YTD Post-acute/skilled/ Senior housing Various, HCRMC January, February 1,046 Beds/Units 11 $ — $ 62,269 Cambridge, MA April 78 Sq. Ft. 1 Life science — 74,207 Coyoacan, Mexico June 23 Sq. Ft. 1 Medical office — 5,550 Various June 848 Beds/Units 7 — 13 0,000 Springville, UT September 11 Sq. Ft. 1 Medical office — 1,000 Jacksonville, FL October 245 Units 1 SHOP 21,50 0 21,50 0 Southfield, MI December 299 Units 1 SHOP 12,50 0 12,50 0 Denton, TX - HCP Ventures IV January 22 Beds 1 Hospital — 5,000 Tampa, FL November 136 Units 1 SHOP 29,456 29,4 56 ASSETS HELD FOR SALE Cash NOI for the Three Months Ended December 31, 2016 Held for Sale Date Property Count Projected Sales Price Capacity Property Type Various, Brookdale December 5,967 Units 64 Senior housing 1,125,000 22,535 (1) Excludes the spin-off of QCP that occurred October 31, 2016. (2) Represents the average yield using NOI and Cash NOI for the 12-month period ended prior to the disposal date. (3) In January 2016, the Company entered into a purchase and sale agreement with Genentech who exercised their purchase option to acquire a life science portfolio in South San Francisco. The first tranche of the portfolio, which included four properties representing 457,000 square feet, closed in November 2016 for a sales price of $311.3 million. The second tranche, which includes four properties representing 337,000 square feet, is expected to close in July 2018 for a sales price of $269.4 million and remains in the Company’s operating portfolio as of December 31, 2016. 11 Memphis, TN December 130 Units 1 SHOP 2,250 71 Salt Lake City, UT September 324 Sq. Ft.4 Life science $ 75,750 $ 1,429 41$ 471,655 $ 769,681 7.6% 7.3% Various, AL October 208 Sq. Ft.3 Medical office 9,225 9,225 HCP’s Share of Unconsolidated JVs South San Francisco, CA(3) November 457 Sq. Ft. 4 Life science 311,3 0 0 311,3 0 0 Various October 344 Units 7 Senior housing 87,674 87,674 Post-acute/skilled/ Senior housing Bedford, OH June 211 Units 1 SHOP—6,50 0 Houston, TX April 50 Sq. Ft.1 Medical office —13,50 0 Wholly-Owned

Developments

As of December 31, 2016, dollars and square feet in thousands

DEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Placed in Service[1]	Construction in Progress ("CIP")	Cost to Complete	Total at Completion
Wholly-Owned						
Pearland II	Houston, TX	Medical office	$ 5,400	$ 9,906	$ 3,494	$ 18,800
Sky Ridge	Denver, CO	Medical office	17,692	14,015	5,844	37,551
Cypress	Houston, TX	Medical office	15,968	13,861	10,377	40,206
The Cove at Oyster Point - Phase I	San Francisco, CA	Life science	101,179[2]	64,854	24,767	190,800
Woodlands Plaza IV	Houston, TX	Medical office	—	19,550	17,500	37,050
The Cove at Oyster Point - Phase II	San Francisco, CA	Life science	—	112,152	108,334	220,486
Ridgeview	San Diego, CA	Life science	—	31,207	30,793	62,000
The Cove at Oyster Point - Phase III	San Francisco, CA	Life science	—	24,916	186,195	211,111
			$ 140,239	**$ 290,461**	**$ 387,304**	**$ 818,004**

Projected weighted average stabilized yield on development projects over respective market cap rates: 150-200 bps

	Health System Affiliate	Project Capacity: Placed in Service/ Occupied	Project Capacity: Sq. Ft. Under Construction	Project Capacity: Total Project	Unit of Measure	% of Total Project Leased	Project Start	Actual/Estimated Occupancy: Initial	Actual/Estimated Occupancy: Stabilized
Wholly-Owned									
Pearland II	Memorial Hermann	25	72	97	Sq. Ft.	62	2Q14	1Q16	3Q18
Sky Ridge	HCA	39	79	118	Sq. Ft.	47	3Q14	1Q16	4Q17
Cypress	Memorial Hermann	60	105	165	Sq. Ft.	39	1Q15	1Q16	2Q19
The Cove at Oyster Point - Phase I	N/A	114[2]	133	247	Sq. Ft.	73	1Q15	3Q16	4Q17
Woodlands Plaza IV	Memorial Hermann	—	170	170	Sq. Ft.	100	1Q16	2Q17	2Q17
The Cove at Oyster Point - Phase II	N/A	—	230	230	Sq. Ft.	100	1Q16	4Q17	1Q18
Ridgeview	N/A	—	301	301	Sq. Ft.	50	2Q16	2Q18	1Q19
The Cove at Oyster Point - Phase III	N/A	—	336	336	Sq. Ft.	—	4Q16	4Q18	4Q19
		238	**1,426**	**1,664**		**55**			

(1) Cash NOI for assets placed in service was $1.2 million for the three months ended December 31, 2016.
(2) Project costs placed in service relate to 114,000 square feet of lab space and 32,000 square feet of amenity space.

12

Redevelopments and Land Held for Development

As of December 31, 2016, dollars and square feet in thousands

REDEVELOPMENT PROJECTS IN PROCESS

Name of Project	MSA	Segment	Placed in Service	CIP	Costs to Complete	Total at Completion	Project Start	Estimated Completion
Wholly-Owned								
Medical City Dallas Garage	Dallas, TX	Medical office	$ —	$ 5,325	$ 3,975	$ 9,300	3Q16	2Q17
Yorktown	Washington, DC	Medical office	10	1,420	4,778	6,208	3Q16	3Q17
Aurora I and II	Denver, CO	Medical office	658	1,068	7,162	8,888	3Q16	3Q17
Museum Medical Tower	Houston, TX	Medical office	161	1,381	8,506	10,048	3Q16	3Q17
Sunrise Tower IV	Las Vegas, NV	Medical office	308	1,666	4,526	6,500	3Q16	3Q17
One Fannin	Houston, TX	Medical office	720	1,737	5,543	8,000	4Q16	4Q17
			$ 1,857	**$ 12,597**	**$ 34,490**	**$ 48,944**		

Projected weighted average return on incremental capital invested: 9.0% to 12.0%

LAND HELD FOR DEVELOPMENT

Project	MSA	Segment	Gross Site Acreage	Estimated Rentable Sq. Ft. / Units	Investment to Date
Wholly-Owned					
Sierra Point	San Francisco, CA	Life science	23	540 Sq. Ft.	$ 92,311
Forbes Research Center	San Francisco, CA	Life science	8	326 Sq. Ft.	46,527
The Cove at Oyster Point - Phase IV	San Francisco, CA	Life science	2	164 Sq. Ft.	11,800
Britannia Modular Labs III	San Francisco, CA	Life science	2	106 Sq. Ft.	10,752
Poway II	San Diego, CA	Life science	26	465 Sq. Ft.	42,638
Bressi Ranch II	San Diego, CA	Life science	18	300 Sq. Ft.	26,303
Torrey Pines Science Center	San Diego, CA	Life science	6	93 Sq. Ft.	11,410
Directors Place	San Diego, CA	Life science	4	82 Sq. Ft.	6,000
Remaining	Various	Various	13	N/A	4,589
			102	**2,076 Sq. Ft.**	**$ 252,330**
HCP's Share of Unconsolidated JVs					
Oakmont Village	Santa Rosa, CA	SHOP	3	74 Units	$ 2,235
Waldwick	New York, NY	SHOP	4	79 Units	2,274
Brandywine	Philadelphia, PA	SHOP	8	67 Units	797
			15	**220 Units**	**$ 5,306**
			117		**$ 257,636**

13

Capital Expenditures | Fourth Quarter

For the quarter ended December 31, 2016, dollars in thousands except per unit/square foot

	Senior Housing Triple-net	Senior Housing Operating	Life Science	Medical Office	Other[1]	Total
Wholly-Owned						
Recurring capital expenditures	$ 1,377	$ 5,431	$ 2,076	$ 3,991	$ 3	$ 12,878
Tenant improvements - 2nd generation	—	—	1,992	4,770	—	6,762
Lease commissions	—	—	4,583	2,720	(2)	7,301
Total recurring capital expenditures	**$ 1,377**	**$ 5,431[2]**	**$ 8,651**	**$ 11,481**	**$ 1**	**$ 26,941**
Revenue enhancing capital expenditures	11,801	10,512[3]	339	3,579	450	26,681
Initial Capital Expenditures ("ICE")[4]	—	2,321	747	847	—	3,915
Tenant improvements - 1st generation	—	—	828	5,870	—	6,698
Development	243	59	39,244	7,105	(90)	46,561
Redevelopment	—	—	57	13,147	—	13,204
Capitalized interest	—	40	2,100	478	—	2,618
Total capital expenditures	**$ 13,421**	**$ 18,363**	**$ 51,966**	**$ 42,507**	**$ 361**	**$ 126,618**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 856	$ 28	$ 67	$ —	$ 951
Tenant improvements - 2nd generation	—	—	—	85	—	85
Lease commissions	—	—	13	4	—	17
Total recurring capital expenditures	**$ —**	**$ 856**	**$ 41**	**$ 156**	**$ —**	**$ 1,053**
Revenue enhancing capital expenditures	—	3,453	—	26	—	3,479
ICE[4]	—	191	—	—	—	191
Tenant improvements - 1st generation	—	—	20	—	—	20
Development	—	1,798	—	—	—	1,798
Total capital expenditures	**$ —**	**$ 6,298**	**$ 61**	**$ 182**	**$ —**	**$ 6,541**
Total including unconsolidated JVs	**$ 13,421**	**$ 24,661**	**$ 52,027**	**$ 42,689**	**$ 361**	**$ 133,159**
Recurring capital expenditures per unit/sq. ft.[5]	NM	$296 per Unit	$0.28 per Sq. Ft.	$0.23 per Sq. Ft.	NM	

(1) Net credits relate to foreign exchange ("FX") adjustments.
(2) Includes $0.8 million attributable to non-controlling interests.
(3) Revenue enhancing capital expenditures per unit for senior housing operating is $658. The per unit based on majority type is $377, $806 and $855 for IL, AL and CCRC, respectively.
(4) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership.
(5) Recurring capital expenditures per unit for senior housing operating is $296. The per unit based on majority type is $189, $226, and $395 for CCRC, IL and AL, respectively.

14

Capital Expenditures | Full Year

For the year ended December 31, 2016, dollars in thousands except per unit/square foot

	Senior Housing Triple-net	Senior Housing Operating	Life Science	Medical Office	Other[1]	Total
Wholly-Owned						
Recurring capital expenditures	$ 2,007	$ 16,949	$ 4,277	$ 14,407	$ 3	$ 37,643
Tenant improvements - 2nd generation	—	—	9,308	20,944	—	30,252
Lease commissions	—	—	11,521	12,027	(2)	23,546
Total recurring capital expenditures	**$ 2,007**	**$ 16,949[2]**	**$ 25,106**	**$ 47,378**	**$ 1**	**$ 91,441**
Revenue enhancing capital expenditures	43,572	33,564[3]	694	4,293	5,565	87,688
ICE	—	15,722	978	3,033	—	19,733
Tenant improvements - 1st generation	—	—	15,872	18,649	—	34,521
Development	3,455	7,073	161,568	36,994	1,679	210,769
Redevelopment	—	—	267	26,922	—	27,189
Capitalized interest	76	850	7,159	3,023	—	11,108
Total capital expenditures	**$ 49,110**	**$ 74,158**	**$ 211,644**	**$ 140,292**	**$ 7,245**	**$ 482,449**
HCP's Share of Unconsolidated JVs						
Recurring capital expenditures	$ —	$ 3,774	$ 28	$ 226	$ —	$ 4,028
Tenant improvements - 2nd generation	—	—	87	248	—	335
Lease commissions	—	—	—	92	—	92
Total recurring capital expenditures	**$ —**	**$ 3,774**	**$ 115**	**$ 566**	**$ —**	**$ 4,455**
Revenue enhancing capital expenditures	—	20,636	4	24	—	20,664
ICE	—	4,555	—	—	—	4,555
Tenant improvements - 1st generation	—	—	849	347	—	1,196
Development	—	11,957	—	—	—	11,957
Total capital expenditures	**$ —**	**$ 40,922**	**$ 968**	**$ 937**	**$ —**	**$ 42,827**
Total including unconsolidated JVs	**$ 49,110**	**$ 115,080**	**$ 212,612**	**$ 141,229**	**$ 7,245**	**$ 525,276**
Recurring capital expenditures per unit/sq. ft.[4]	NM	$1,033 per Unit	$0.56 per Sq. Ft.	$0.85 per Sq. Ft.	NM	

(1) Net credits relate to FX adjustments.
(2) Includes $2.5 million attributable to non-controlling interests.
(3) Revenue enhancing capital expenditures per unit for senior housing operating is $2,702. The per unit based on majority type is $1,554, $2,584 and $5,285 for IL, AL and CCRC, respectively.
(4) Recurring capital expenditures per unit for senior housing operating is $1,033. The per unit based on majority type is $888, $962 and $1,192 for IL, CCRC and AL, respectively.

15

Portfolio Diversification MSA As of and for the quarter ended December 31, 2016, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs CASH NOI AND INTEREST INCOME BY MSA(1) Senior Housing Triple-net Life Science Medical Office % of Total MSA Properties SHOP Other Total Dallas, TX 42 5,081 1,770 — 8,394 7,123 22,368 6 San Diego, CA 37 767 1,246 13,239 1,801 — 17,053 5 Philadelphia, PA 7 5,478 1,575 — 5,014 — 12,067 3 Washington, DC 20 6,645 2,944 — 977 — 10,566 3 Tampa, FL 11 1,625 7,700 — 353 — 9,678 3 Cash NOI 802 $ 102,830 $ 71,717 $ 69,340 $ 69,580 $ 28,262 $ 341,729 95 Total 802 $ 102,830 $ 71,717 $ 69,340 $ 69,580 $ 45,772 $ 359,239 100 (1) Cash NOI includes assets held for sale. 16 Interest income — — — — —17,510 17,510 5 Remaining 509 67,877 40,291 12,542 36,285 15,262 172,257 48 Miami, FL26 1,865 4,301 —2,204 1,954 10,324 3 Los Angeles, CA 13 4,294 1,597 —1,240 3,589 10,720 3 Denver, CO 22 3,637 4,292 —4,335 —12,264 3 Houston, TX 39 3,078 6,001 —8,220 334 17,633 5 San Francisco, CA 76 $ 2,483 $ —$ 43,559 $ 757 $ —$ 46,799 13

Portfolio Diversification | Operator/Tenant

As of and for the quarter ended December 31, 2016, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT[1]

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Total Cash NOI and Interest Income	Property Count	SHOP	% of Total Cash NOI and Interest Income
Brookdale	104	$ 58,257	$ —	$ —	$ —	$ 58,257	16	124	$ 64,708	18
Sunrise Senior Living	48	26,059	—	—	—	26,059	7	—	—	—
Amgen	7	—	12,294	—	—	12,294	3	—	—	—
HC-One	36	—	—	—	11,313	11,313	3	—	—	—
Tandem Consulate Health Care	—	—	—	—	7,670	7,670	2	—	—	—
Hospital Corporation of America	8	—	—	1,144	5,724	6,868	2	—	—	—
Remaining	447	18,514	57,046	68,436	21,065	165,061	47	28	7,009	2
	650	**$ 102,830**	**$ 69,340**	**$ 69,580**	**$ 45,772**	**$ 287,522**	**80**	**152**	**$ 71,717**	**20**

CASH NOI AND INTEREST INCOME BY OPERATOR/TENANT - PRO FORMA FOR BROOKDALE TRANSACTIONS[1]

	Tenant/Credit Exposure							SHOP/Operator Exposure		
Operator/Tenant	Property Count	Senior Housing Triple-net	Life Science	Medical Office	Other	Total	% of Total Cash NOI and Interest Income	Property Count	SHOP	% of Total Cash NOI and Interest Income
Brookdale[2]	79	$ 32,257	$ —	$ —	$ —	$ 32,257	10	124	$ 55,133	17
Sunrise Senior Living	48	26,059	—	—	—	26,059	8	—	—	—
Amgen	7	—	12,294	—	—	12,294	4	—	—	—
HC-One	36	—	—	—	11,313	11,313	3	—	—	—
Tandem Consulate Health Care	—	—	—	—	7,670	7,670	2	—	—	—
Hospital Corporation of America	8	—	—	1,144	5,724	6,868	2	—	—	—
Remaining	450	18,871	57,046	68,436	21,065	165,418	52	28	7,009	2
	628	**$ 77,187**	**$ 69,340**	**$ 69,580**	**$ 45,772**	**$ 261,879**	**81**	**152**	**$ 62,142**	**19**

(1) Cash NOI includes assets held for sale.
(2) Brookdale exposure is pro forma to exclude the Cash NOI for 64 properties held for sale, the previously announced planned sale or transition of 25 triple-net assets and the sale of a 40% interest in RIDEA II that closed in January 2017.

17

Same Property Portfolio As of December 31, 2016, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs THREE-MONTH SPP Senior housing operating 119 3,390,255 85 87.5% 87.5% 7.1% 7.1% 87.5% 87.7% 9.6% 9.6% Medical office 216 3,285,186 85 92.3% 92.8% 2.3% 2.2% 92.3% 92.1% 2.2% 1.2% Total Portfolio 731 $ 14,821,087 91 2.4% 2.6% 3.4% 3.0% FULL-YEAR SPP Senior housing operating 83 2,386,979 60 86.9% 86.5% 6.6% 6.6% Medical office 203 2,890,331 75 92.1% 92.3% 2.1% 3.0% Total Portfolio 644 $ 13,165,242 81 2.6% 3.7% 18 Other 42 691,113 71 N/A N/A 2.0%1.3% Life science 111 3,405,580 94 97.3% 97.8% 4.6%7.8% Percent of Property Property Count Investment Portfolio Year-Over-Year Occupancy Growth 4Q16 4Q15 NOI Cash NOI Senior housing triple-net 205 $ 3,791,239 98 86.7% 87.5% (0.4%)0.4% Other 80 948,827 98 N/A N/A 2.7% 0.8% N/A N/A 0.2% 0.2% Life science 111 3,405,580 94 97.3% 97.8% 4.0%4.8%97.3% 97.2% 0.4%(1.3%) Percent of Property Property Count Investment Portfolio Year-Over-Year Sequential Occupancy Growth Occupancy Growth 4Q16 4Q15 NOI Cash NOI 4Q16 3Q16 NOI Cash NOI Senior housing triple-net 205 $ 3,791,239 98 86.7% 87.5% (2.1%)(1.3%)86.7% 86.7% 4.0%4.9%

Expirations and Maturities(1)

As of December 31, 2016, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

EXCLUDES PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income
2017[2]	$ 122,735	11	$ 12,035	$ 30,772	$ 69,779	$ 7,815	$ 2,334
2018	173,777	15	25,114	61,837	53,516	982	32,328
2019	111,047	10	9,470	18,429	47,690	7,434	28,024
2020	117,535	10	38,574	19,179	51,569	8,213	—
2021	92,938	8	9,872	44,430	35,072	1,815	1,749
2022	57,417	5	1,476	18,631	23,517	12,918	875
2023	107,590	9	43,368	41,204	13,621	—	9,397
2024	46,180	4	13,674	3,111	14,322	15,073	—
2025	77,625	7	9,388	17,273	29,107	21,857	—
2026	29,730	3	5,599	5,439	18,692	—	—
Thereafter	218,718	18	142,633	19,121	21,380	35,584	—
	$ 1,155,292	**100**	**$ 311,203**	**$ 279,426**	**$ 378,265**	**$ 111,691**	**$ 74,707**
Weighted average maturity in years	6.1		9.0	4.5	4.3	8.3	2.9

REFLECTS PURCHASE AND PREPAYMENT OPTIONS

	Annualized Base Rent						
Year	Total	% of Total	Senior Housing Triple-net	Life Science	Medical Office	Other	Interest Income[3]
2017[2]	$ 189,774	16	$ 12,035	$ 30,772	$ 76,466	$ 7,815	$ 62,686
2018	140,016	12	25,114	61,837	52,083	982	—
2019	93,828	8	9,470	18,429	44,654	21,275	—
2020	122,038	11	38,574	25,002	50,249	8,213	—
2021	104,128	9	9,872	44,430	46,262	1,815	1,749
2022	57,594	5	3,275	18,631	21,895	12,918	875
2023	105,190	9	43,368	41,204	11,221	—	9,397
2024	30,344	3	11,875	3,111	14,126	1,232	—
2025	78,349	7	9,388	17,273	29,831	21,857	—
2026	21,205	2	5,599	5,439	10,167	—	—
Thereafter	212,826	18	142,633	13,298	21,311	35,584	—
	$ 1,155,292	**100**	**$ 311,203**	**$ 279,426**	**$ 378,265**	**$ 111,691**	**$ 74,707**

(1) Excludes assets held for sale.
(2) Includes month-to-month and holdover leases.
(3) Reflects the earliest point at which there is no prepayment penalty.

19

Triple-Net Master Lease Profile(1) INVESTMENT TYPE Senior Housing Other No Corporate Guaranty Share of HCP Cash NOI and Interest Income % 1.0% 0.5% 2.3% 1.9% 0.1% 6.2% 0.3% 0.6% 0.9% 2158 0 2 4 6 8 10 12 14 16 TERM (YEARS TO EXPIRATION) % of HCP Cash NOI and Interest Income Weighted Average Maturity in Years EBITDAR CFC # of Leases Guaranty(2) (1) Agreements with cross-default protections are presented as a single master lease, including agreements that will be added to a master lease upon third-party debt repayment. Excludes properties held for sale and master leases with properties acquired during the period required to calculate CFC. (2) Percentage of Cash NOI (excluding Cash NOI from assets held for sale) supported by a corporate guaranty. 1.00x - 1.25x 15.6 11 7.8 73.1% 1.51x and above 3.2 4 7.3 100.0% 20 EBITDAR CFC (TRAILING 12 MONTHS ENDED 9/30/2016) 0.50x 0.75x 1.00x 1.25x 1.50x 1.75x 2.00x 2.25x 132.0.500xx 1.26x - 1.50x 4.3 7 15.1 60.5% Less than 1.0x 2.1 4 9.1 38.1% 1.6% 0.5% 0.1% 0.4% 1.0% 0.3% 0.2% 0.8% 1.1% 1.1% 0.6% 1.0% 0.6% 0.3% 0.2%1.0% 0.6%

Senior Housing Triple-net

As of and for the quarter ended December 31, 2016, dollars in thousands, except REVPOR

Property Portfolio	Property Count	Investment	Cash NOI	Units	Occupancy %	REVPOR	EBITDARM CFC	EBITDAR CFC
Operating Leases:[1]								
Assisted living ("AL")	148	$ 2,232,671	$ 61,305	11,623	85.7	$ 5,406	1.33x	1.13x
Independent living ("IL")	26	554,300	17,294	3,448	88.4	3,838	1.29x	1.14x
CCRC	9	453,133	14,570	2,462	84.4	5,880	1.29x	1.08x
Direct Financing Leases:								
Assisted living	27	628,697	9,661	3,123	86.1	6,999	1.37x	1.05x
Total	**210**	**$ 3,868,801**	**$ 102,830**	**20,656**	**86.1**	**$ 5,434**	**1.32x**	**1.11x**

Operator	Investment	Cash NOI	Properties Count	Properties % Pooled	Units	Occupancy %	REVPOR	EBITDARM CFC	EBITDAR CFC[2]
Brookdale[1]	**$ 1,651,932**	**$ 58,257**	**104**	**97**	**10,183**	**87.1**	**$ 4,661**	**1.34x**	**1.16x**
Sunrise Senior Living	1,351,428	26,059	48	98	5,549	89.0	7,096	1.38x	1.10x
Harbor Retirement Associates	212,190	4,662	14	100	1,346	77.0	5,741	1.43x	1.21x
Aegis Senior Living	182,152	4,398	10	80	701	89.8	7,824	1.25x	1.09x
Capital Senior Living	181,988	4,260	15	100	1,511	85.3	3,257	1.20x	1.05x
Remaining	289,111	5,194	19	63	1,366	74.8	5,076	0.96x	0.82x
Subtotal excluding Brookdale	**$ 2,216,869**	**$ 44,573**	**106**	**91**	**10,473**	**85.1**	**$ 6,202**	**1.31x**	**1.08x**
Total	**$ 3,868,801**	**$ 102,830**	**210**	**94**	**20,656**	**86.1**	**$ 5,434**	**1.32x**	**1.11x**

(1) Cash NOI for Brookdale includes $22.5 million related to 64 properties that are held for sale as of December 31, 2016 and therefore excluded from all other metrics presented.
(2) Excluding the previously announced planned sale or transition of 25 properties, the EBITDAR CFC for Brookdale is 1.21x and for total senior housing triple-net is 1.13x based on Brookdale in-place annual rents effective November 2016.

21

Senior Housing Triple-net Same Property Portfolio Dollars in thousands, except REVPOR 4Q15 1Q16 2Q16 3Q16 4Q16 Investment $ 3,759,507 $ 3,766,954 $ 3,772,922 $ 3,782,521 $ 3,791,239 Occupancy % 87.5 86.9 86.5 86.7 86.7 EBITDARM CFC 1.35x 1.34x 1.33x 1.32x NOI: Operating expenses (112) (174) (169) (168) 273 Cash NOI: $ 79,015 $ 70,512 $ 74,517 $ 74,403 $ 78,025 22 Year-Over-Year Three-Month SPP Growth (1.3%) Non-cash adjustments to NOI (151) (4,560) (1,165) (83) 527 $ 79,166 $ 75,072 $ 75,682 $ 74,486 $ 77,498 Total revenues $ 79,278 $ 75,246 $ 75,851 $ 74,654 $ 77,225 EBITDAR CFC 1.14x 1.14x 1.12x 1.12x 1.11x REVPOR$ 5,280 $ 5,296 $ 5,443 $ 5,443 $ 5,453 Units 20,278 20,274 20,273 20,275 20,257 Property count 205 205 205 205 205

Senior Housing Triple-net

New Supply - Assisted Living

As of and for the quarter ended December 31, 2016, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI[2]	% of Triple-net Cash NOI	Properties/ Units Under Construction[3]	Cash NOI Exposed to New Supply[2][4]	5-Year 80+ Population Growth % 2016-2021	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*10.3*	*4.7*	*4.5*	*54*	*N/A*	*$ 206*	*5.9*
New York, NY	1,148	$ 5,992	7.5	5 / 505	$ 1,714	8.1	0.4	4.7	80	3.1	188	5.3
Washington, DC	609	2,738	3.4	5 / 554	1,296	12.1	1.6	8.9	100	7.0	250	3.5
Seattle, WA	513	2,715	3.4	1 / 60	1,247	9.8	2.6	7.6	81	5.6	247	6.5
San Francisco, CA	359	2,483	3.1	— / —	—	11.5	3.2	7.1	80	5.7	250	6.0
Los Angeles, CA	384	2,387	3.0	— / —	—	6.8	1.8	5.3	68	3.9	234	5.6
Baltimore, MD	293	2,238	2.8	— / —	—	9.6	1.4	5.9	73	4.0	211	6.3
Charlotte, NC	642	2,012	2.5	1 / 46	224	15.7	4.1	5.5	66	8.6	243	6.0
Portland, OR	762	1,941	2.4	2 / 276	654	10.2	2.8	5.6	63	>15	196	5.4
Atlanta, GA	677	1,731	2.2	3 / 180	148	13.3	3.8	6.5	81	11.5	257	4.1
Dallas, TX	401	1,375	1.7	— / —	—	15.8	3.7	6.1	52	>15	194	4.2
Miami, FL	274	1,239	1.5	1 / 132	225	9.8	1.1	3.5	47	9.7	187	7.1
Chicago, IL	351	1,220	1.5	5 / 372	1,220	8.4	1.3	8.4	85	5.9	250	5.3
Detroit, MI	330	1,144	1.4	2 / 285	275	8.3	1.6	7.2	69	6.7	233	5.1
Riverside, CA	287	1,110	1.4	2 / 180	191	15.9	1.3	5.7	74	12.2	243	6.9
Houston, TX	308	1,013	1.3	1 / 78	350	24.1	2.6	6.5	68	>15	220	4.1
Cleveland, OH	100	956	1.2	— / —	—	5.0	0.4	7.3	68	9.1	250	3.6
Santa Rosa, CA	161	935	1.2	1 / 64	935	8.0	3.0	5.0	60	3.4	206	6.6
St. Louis, MO	152	842	1.0	2 / 137	842	1.2	0.4	5.6	58	3.3	220	4.8
Philadelphia, PA	186	768	1.0	— / —	—	5.2	4.2	8.4	80	9.6	250	4.2
San Diego, CA	116	767	1.0	— / —	—	5.9	0.9	4.8	59	7.7	235	5.3
Remaining	6,693	19,191	23.7	10 / 877	2,742	16.9	2.1	5.1	45	6.7	177	5.6
Total	**14,746**	**$ 54,797**	**68.2**	**41 / 3,746**	**$ 12,063**	**15.3**	**1.6**	**5.8**	**62**	**6.0**	**$ 205**	**5.4**
% of Total Cash NOI and Interest Income[5]					**3.6%**							

(1) Demographic data provided by Environmental Systems Research ("ESRI") for 2016. Construction and supply data provided by National Investment Center for Senior Housing and Care ("NIC") for the quarter ended December 31, 2016. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See definitions for further discussion.
(2) Excludes $16.2 million of Cash NOI related to the assisted living component of 64 Brookdale properties held for sale.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents the Company's Cash NOI exposed to new construction and expansions.
(5) Total Cash NOI and interest income excludes $22.5 million related to 64 Brookdale properties held for sale.

23

Senior Housing Triple-net

New Supply - Independent Living & CCRC

As of and for the quarter ended December 31, 2016, dollars in thousands

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI[2]	% of Triple-net Cash NOI	Properties/ Units Under Construction[3]	Cash NOI Exposed to New Supply[2][4]	5-Year 75+ Population Growth %	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*16.2*	*6.1*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
Philadelphia, PA	542	$ 4,709	5.9	— / —	$ —	9.7	0.3	14.5	51	4.5	190	7.8
Washington, DC	788	3,907	4.9	2 / 226	2,832	22.7	1.2	13.3	101	>15	250	3.3
Providence, RI	549	2,192	2.7	— / —	—	10.0	2.5	5.3	57	3.3	143	6.1
Austin, TX	269	1,491	1.9	— / —	—	23.2	6.0	4.7	51	3.5	221	3.6
Denver, CO	236	1,350	1.7	— / —	—	19.7	5.7	4.3	51	4.2	160	2.8
Jacksonville, FL	317	1,251	1.6	— / —	—	14.6	6.3	3.8	51	10.2	181	6.1
Dallas, TX	445	1,073	1.3	— / —	—	19.8	2.1	4.5	58	>15	233	5.2
Sebastian, FL	213	956	1.2	— / —	—	12.8	2.2	3.7	45	>15	240	10.2
Tucson, AZ	282	887	1.1	— / —	—	17.2	5.9	6.1	53	6.9	219	5.5
Portland, OR	406	843	1.1	— / —	—	11.5	2.8	4.2	52	>15	172	6.0
Remaining	1,863	6,837	8.4	5 / 667	2,557	12.3	1.9	4.4	52	>15	205	7.0
Total	**5,910**	**$ 25,496**	**31.8**	**7 / 893**	**$ 5,389**	**12.9**	**1.2**	**11.6**	**$ 60**	**8.6**	**$ 203**	**6.3**
% of Total Cash NOI and Interest Income[5]					**1.6%**							

(1) Demographic data provided by ESRI for 2016. Construction and supply data provided by NIC for the quarter ended December 31, 2016. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See definitions for further discussion.
(2) Excludes $6.3 million of Cash NOI related to the independent living component of 64 Brookdale properties held for sale.
(3) Represents the number of properties and units with similar care types that are under construction.
(4) Represents the Company's Cash NOI exposed to new construction and expansions.
(5) Total Cash NOI and interest income excludes $22.5 million related to 64 Brookdale properties held for sale.

24

SHOP As of and for the quarter ended December 31, 2016, dollars in thousands, except REVPOR Property Count Cash NOI Occupancy % Investment Units REVPOR Assisted living 92 $ 1,730,968 $ 30,010 9,545 85.9 $ 4,805 CCRC 2 67,306 1,027 486 82.3 3,993 HCP’s Share of Unconsolidated JVs Independent living 3 61,799 442 415 94.9 3,999 23 $ 805,020 $ 15,520 8,109 86.5 $ 4,948 Operator Senior Lifestyle Corp. 7 190,946 3,061 640 84.8 5,517 MBK Senior Living 5 86,377 1,491 640 92.9 4,315 Total 152 $ 3,986,662 $ 71,717 25,407 87.6 $ 4,408 25 Remaining 9 95,502 329 732 82.8 4,028 Atria Senior Living 7 137,792 2,128 1,040 92.1 3,609 Brookdale 124 $ 3,476,045 $ 64,708 22,355 87.4 $ 4,420 Total 152 $ 3,986,662 $ 71,717 25,407 87.6 $ 4,408 CCRC 15 691,408 14,361 7,19385.6 5,015 Assisted living 5 $ 51,813 $ 717 501 93.0 $ 4,634 129 $ 3,181,642 $ 56,197 17,298 88.1 $ 4,148 Independent living 35 1,383,368 25,160 7,267 91.2 3,345 Wholly-Owned

SHOP | MSA

As of and for the quarter ended December 31, 2016, dollars in thousands, except REVPOR, includes HCP's pro rata share of unconsolidated JVs

OPERATING PORTFOLIO METRICS

				Units[1]				REVPOR[1]		
MSA	Investment	Cash NOI	% of Cash NOI	AL	IL	CCRC	Occupancy %	AL	IL	CCRC
Tampa, FL	$ 318,310	$ 7,700	10.7	182	426	2,136	91.1	$ 3,897	$ 3,666	$ 5,111
Houston, TX	376,025	6,001	8.4	87	1,834	450	90.0	5,546	2,442	4,960
Miami, FL	256,883	4,301	6.0	642	963	—	91.3	3,991	3,828	—
Denver, CO	291,448	4,292	6.0	154	715	—	94.7	3,735	4,259	—
Washington, DC	153,962	2,944	4.1	541	—	—	89.4	5,909	—	—
Chicago, IL	277,140	2,896	4.0	370	948	—	81.6	6,137	3,668	—
Sarasota, FL	148,850	2,433	3.4	259	164	745	79.1	4,030	4,771	4,643
Baltimore, MD	143,187	2,336	3.3	523	—	—	88.6	5,477	—	—
Orlando, FL	108,679	2,306	3.2	232	—	1,010	77.7	4,083	—	5,472
Dallas, TX	92,107	1,770	2.5	453	257	—	91.5	3,533	2,055	—
Jacksonville, FL	90,423	1,677	2.3	—	—	538	80.5	—	—	6,851
Providence, RI	88,292	1,658	2.3	191	413	—	85.1	5,147	3,772	—
Los Angeles, CA	62,716	1,597	2.2	445	—	—	92.0	5,897	—	—
Austin, TX	64,783	1,583	2.2	276	—	—	93.6	6,137	—	—
Philadelphia, PA	62,595	1,575	2.2	—	—	435	93.6	—	—	5,172
Riverside, CA	74,760	1,564	2.2	316	183	—	89.8	4,585	3,363	—
Richmond, VA	78,256	1,555	2.2	303	—	—	90.7	4,995	—	—
Punta Gorda, FL	36,668	1,509	2.1	—	—	661	81.9	—	—	4,912
San Diego, CA	65,752	1,246	1.7	318	—	—	87.7	7,804	—	—
Phoenix, AZ	41,548	1,204	1.7	—	211	—	92.3	—	3,716	—
Remaining	1,154,278	19,570	27.3	4,754	1,568	1,704	87.5	4,380	3,388	4,124
Total	**$ 3,986,662**	**$ 71,717**	**100.0**	**10,046**	**7,682**	**7,679**	**87.6**	**$ 4,795**	**$ 3,373**	**$ 4,983**

(1) Unit type and REVPOR are based on the majority type within each community.

26

SHOP Trend Dollars in thousands, except REVPOR, includes HCP’s pro rata share of unconsolidated JVs TOTAL OPERATING PORTFOLIO 4Q15 1Q16 2Q16 3Q16 4Q16 Investment $ 3,492,143 $ 3,542,464 $ 3,539,673 $ 3,831,503 $ 3,986,662 Occupancy % 87.4 88.0 87.3 87.9 87.6 NOI: Operating expenses (151,084) (156,091) (157,917) (163,965) (171,468) Cash NOI: $ 63,781 $ 66,981 $ 64,676 $ 62,355 $ 71,717 27 Cash NOI Margin %29.7 30.0 29.1 27.6 29.5 Non-refundable cash Entrance Fees$ 7,426 $ 5,032 $ 5,537 $ 4,608 $ 4,900 $ 56,355 $ 61,949 $ 59,139 $ 57,747 $ 66,817 Total revenues $ 207,439 $ 218,040 $ 217,056 $ 221,712 $ 238,285 REVPOR$ 4,214 $ 4,349 $ 4,361 $ 4,376 $ 4,408 Units 23,320 23,430 23,237 24,440 25,407 Property count 130 131 130 143 152

SHOP Same Property Portfolio(1) Dollars in thousands, except REVPOR, includes HCP’s pro rata share of unconsolidated JVs SAME PROPERTY PORTFOLIO TREND 4Q15 1Q16 2Q16 3Q16 4Q16 Investment $ 3,287,486 $ 3,315,157 $ 3,335,311 $ 3,366,920 $ 3,390,255 Occupancy % 87.5 88.0 87.4 87.7 87.5 NOI and Cash NOI: Operating expenses (144,080) (147,063) (147,246) (150,989) (146,730) NOI Margin % 26.9 28.1 27.2 25.5 27.9 SAME PROPERTY PORTFOLIO CASH NOI BY TYPE(2) Year-Over-Year Three-Month SPP Growth 4Q15 1Q16 2Q16 3Q16 4Q16 Independent living 22,523 25,115 24,578 23,728 24,790 10.1% $ 53,014 $ 57,497 $ 55,132 $ 51,811 $ 56,771 7.1% (1) Excludes non-refundable cash Entrance Fees and related activity such as deferred expenses, reserves and management fees related to Entrance Fees. (2) Types are based on majority care type. 28 CCRC 5,882 7,108 6,177 5,493 7,484 27.2% Assisted living $ 24,609 $ 25,274 $ 24,377 $ 22,590 $ 24,497 (0.5%) Year-Over-Year Three-Month SPP Growth 7.1% $ 53,014 $ 57,497 $ 55,132 $ 51,811 $ 56,771 Total revenues $ 197,094 $ 204,560 $ 202,378 $ 202,800 $ 203,501 REVPOR$ 4,273 $ 4,400 $ 4,382 $ 4,372 $ 4,409 Units 21,769 21,817 21,770 21,769 21,788 Property count 119 119 119 119 119

SHOP | New Supply - Assisted Living

As of and for the quarter ended December 31, 2016, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]									
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 80+ Population Growth % 2016-2021	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*10.3*	*4.7*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
Washington, DC	541	$ 2,944	4.1	2 / 154	$ 923	12.0	2.7	8.4	99	11.6	250	3.2
Baltimore, MD	523	2,336	3.3	— / —	—	4.8	3.2	5.8	70	8.1	221	6.0
Los Angeles, CA	445	1,597	2.2	1 / 201	595	17.2	4.0	7.8	92	9.7	250	5.3
Austin, TX	276	1,583	2.2	1 / 206	870	14.3	8.4	5.6	56	5.9	211	3.7
Richmond, VA	303	1,555	2.2	3 / 183	1,555	6.5	14.9	7.8	79	>15	243	3.5
Dallas, TX	453	1,480	2.1	2 / 166	699	14.3	4.8	6.0	65	>15	231	4.3
San Diego, CA	318	1,246	1.7	2 / 128	1,246	10.8	4.9	7.8	99	5.7	250	4.8
Memphis, TN	230	1,112	1.6	— / —	—	11.3	4.8	6.8	67	14.5	250	5.2
Sacramento, CA	189	1,039	1.4	— / —	—	10.4	8.7	5.6	69	11.8	244	7.4
New York, NY	120	971	1.4	— / —	—	4.3	1.7	6.3	68	7.8	250	4.1
Ventura, CA	159	881	1.2	1 / 130	881	11.7	5.7	8.9	97	4.9	250	5.0
Riverside, CA	316	793	1.1	— / —	—	13.3	5.5	5.3	67	14.8	233	7.2
Boston, MA	227	793	1.1	1 / 90	328	4.9	2.4	8.2	79	9.8	207	5.9
Orlando, FL	232	763	1.1	1 / 89	49	10.2	7.9	4.5	52	>15	210	5.9
Providence, RI	191	760	1.1	1 / 58	420	1.8	4.5	4.7	53	4.2	143	6.3
Cincinnati, OH	341	714	1.0	— / —	—	4.7	4.7	4.3	53	10.1	202	5.6
Tampa, FL	182	651	0.9	— / —	—	8.4	6.0	4.6	47	11.1	182	5.6
Albuquerque, NM	180	625	0.9	1 / 120	123	2.9	1.7	3.2	39	10.0	187	7.9
Sarasota, FL	259	607	0.8	3 / 202	607	11.3	4.5	3.5	49	>15	248	6.0
Houston, TX	87	594	0.8	— / —	—	24.2	5.7	7.2	81	12.3	250	4.2
Remaining	4,474	7,682	10.8	14 / 1,337	1,507	9.4	4.0	3.9	49	10.8	202	5.5
Total	**10,046**	**$ 30,726**	**43.0**	**33 / 3,064**	**$ 9,803**	**9.4**	**4.5**	**6.0**	**$ 68**	**9.9**	**$ 223**	**5.1**
% of Total Cash NOI and Interest Income[4]					**2.9%**							

(1) Demographic data provided by ESRI for 2016. Construction and supply data provided by NIC for the quarter ended December 31, 2016. Data reflects a 5-mile radius around each community and is weighted by Cash NOI. See definitions for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and expansions.
(4) Total Cash NOI and interest income excludes $22.5 million related to 64 Brookdale properties held for sale.

29

SHOP | New Supply - Independent Living & CCRC

As of and for the quarter ended December 31, 2016, dollars in thousands, includes HCP's pro rata share of unconsolidated JVs

NEW SUPPLY ANALYSIS

	HCP Portfolio			5-Mile Radius[1]								
MSA	Units	Cash NOI	% of SHOP Cash NOI	Properties/ Units Under Construction[2]	Cash NOI Exposed to New Supply[3]	5-Year 75+ Population Growth % 2016-2021	75+ Penetration Rate %	Qualified Care Giver %	Median Household Income	Affordability (in years)	75+ Median Net Worth	Unemployment %
US National Average						*16.2*	*6.1*	*4.5*	*$ 54*	*N/A*	*$ 206*	*5.9*
Tampa, FL	2,562	$ 7,049	9.8	— / —	$ —	14.5	3.6	13.5	49	8.3	209	5.7
Houston, TX	2,284	5,407	7.5	2 / 399	2,329	24.3	8.5	7.0	72	>15	249	4.7
Miami, FL	963	3,828	5.3	1 / 320	446	16.4	2.5	3.5	50	>15	222	8.4
Denver, CO	715	3,715	5.2	1 / 141	554	16.7	5.8	4.8	55	14.1	233	2.9
Chicago, IL	948	2,859	4.0	1 / 206	1,228	12.3	4.7	7.7	83	>15	242	6.0
Sarasota, FL	909	1,826	2.5	— / —	—	16.8	5.9	8.6	48	11.1	250	5.5
Jacksonville, FL	538	1,660	2.3	— / —	—	18.1	8.4	14.7	54	5.1	237	5.8
Philadelphia, PA	435	1,575	2.2	— / —	—	19.9	8.8	16.2	101	12.1	250	4.2
Orlando, FL	1,010	1,542	2.2	— / —	—	42.8	3.5	13.6	45	7.9	250	7.1
Punta Gorda, FL	661	1,509	2.1	— / —	—	22.0	7.3	14.6	49	9.4	250	7.7
Remaining	4,336	10,021	13.9	— / —	—	12.8	5.3	6.8	55	>15	216	5.9
Total	**15,361**	**$40,991**	**57.0**	**5 / 1,066**	**$ 4,557**	**17.0**	**5.1**	**8.4**	**$ 58**	**>15**	**$ 229**	**5.5**
% of Total Cash NOI and Interest Income[4]					**1.4%**							

(1) Demographic data provided by ESRI for 2016. Construction and supply data provided by NIC for the quarter ended December 31, 2016. Data reflects a 5-mile radius (10-mile for Entrance Fee CCRCs) around each community and is weighted by Cash NOI. See definitions for further discussion.
(2) Represents the number of properties and units with similar care types that are under construction.
(3) Represents the Company's Cash NOI exposed to new construction and expansions.
(4) Total Cash NOI and interest income excludes $22.5 million related to 64 Brookdale properties held for sale.

30

Life Science As of and for the quarter ended December 31, 2016, dollars and square feet in thousands, includes HCP’s pro rata share of unconsolidated JVs INVESTMENTS Property Count Cash NOI Square Feet Occupancy % MSA Investment San Francisco/San Jose, CA 81 2,658,817 $ 50,746 4,507 97.9 $ Remaining(1) 8 152,075 4,585 512 100.0 HCP’s Share of Unconsolidated JVs San Diego, CA 2 46,526 754 131 91.8 Total 120 $ 3,640,915 $ 69,340 7,222 96.3 SAME PROPERTY PORTFOLIO 4Q15 1Q16 2Q16 3Q16 4Q16 Investment $ 3,375,396 $ 3,383,508 $ 3,394,915 $ 3,400,391 $ 3,405,580 Occupancy % 97.8 97.6 98.3 97.2 97.3 Total revenues $ 77,153 $ 76,290 $ 78,831 $ 78,944 $ 79,738 $ 61,270 $ 62,509 $ 63,683 $ 63,461 $ 63,737 Non-cash adjustments to NOI (943) 144 233 615 (489) Year-Over-Year Three-Month SPP Growth 4.8% (1) Cash NOI includes assets held for sale. 31 $ 60,327 $ 62,653 $ 63,916 $ 64,076 $ 63,248 Cash NOI: Operating expenses (15,883) (13,781) (15,148) (15,483) (16,001) NOI: Square feet 6,801 6,801 6,801 6,801 6,800 Property count 111 111 111 111 111 4 $ 87,889 $ 1,524 278 96.1 San Francisco, CA 2 41,363 770 147 100.0 116 $ 3,553,026 $ 67,816 6,944 96.3 San Diego, CA 27 742,134 12,485 1,925 91.6 Wholly-Owned

Life Science

As of December 31, 2016, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				San Francisco/San Jose		San Diego		Remaining	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2017[1]	753	11	$ 30,772	11	390	$ 15,132	363	$ 15,640	—	$ —
2018	1,262	18	61,837	22	1,168	59,683	58	1,592	36	562
2019	580	8	18,429	7	322	9,408	258	9,021	—	—
2020	613	9	19,179	7	263	8,567	350	10,612	—	—
2021	783	11	44,430	16	778	44,326	5	104	—	—
Thereafter	2,962	43	104,779	37	1,637	69,655	849	21,503	476	13,621
	6,953	**100**	**$ 279,426**	**100**	**4,558**	**$ 206,771**	**1,883**	**$ 58,472**	**512**	**$ 14,183**

TENANT CONCENTRATION

		Leased Square Feet		Annualized Base Rent		
	Remaining Lease Term in Years	Amount	% of Total	Amount	% of Total	Credit Rating
Amgen	5.7	684	10	$ 47,530	17	A
Google	5.6	663	10	24,424	9	AA
Genentech[2]	1.6	400	6	22,141	8	AA
Rigel Pharmaceuticals	1.1	147	2	15,582	6	—
Exelexis	0.8	246	4	11,784	4	—
Myriad Genetics	8.4	310	4	7,798	3	—
Takeda	1.2	166	2	7,788	3	A+
General Atomics	14.5	397	6	6,740	2	—
Duke University	12.8	166	2	5,823	2	AA+
NuVasive	6.7	145	2	5,364	2	—
Remaining	4.1	3,629	52	124,452	44	
	4.5	**6,953**	**100**	**$ 279,426**	**100**	

ANNUALIZED BASE RENT BY TENANT TYPE


University, Government, Research 4%
Public Biotech/Medical Device 47%
Office and R&D 13%
Pharma 19%
Private Biotech/Medical Device 17%

(1) Includes month-to-month and holdover leases.
(2) Includes 337,000 square feet and Annualized Base Rent of $20.0 million related to the second tranche of the purchase option exercised by Genentech that is expected to close in July 2018. The first tranche closed in November 2016.

32

Life Science Square feet in thousands, includes HCP’s pro rata share of unconsolidated JVs LEASING ACTIVITY Leased Square Feet Annualized Base Rent per Sq. Ft. % Change in Rents HCP Tenant Improvements per Sq. Ft. Leasing Costs per Sq. Ft. Average Lease Term (Months) Retention Rate YTD Developments 76 55.80 Renewals, amendments and extensions 203 46.04 34.6 $ 15.50 $ 12.62 75 83.6% Terminations (11) 39.54 Shoreline 2019 Mountain View, CA 33 Leased Square Feet as of December 31, 2016 6,953 $ 40.19 New leases 23 21.92 2.04 7.02 49 Expirations (214) 33.74 Leased Square Feet as of September 30, 2016 6,876 $ 39.56

Medical Office

As of and for the quarter ended December 31, 2016, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

PORTFOLIO BY MARKET

				Square Feet						
				On-campus[1]		Off-campus[2]		Total		
MSA	Investment	Cash NOI	Occupancy %	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	Multi-tenant	Single-tenant	% of Total
Dallas, TX	$ 473,041	$ 8,394	90.4	1,874	—	278	—	2,152	—	12
Houston, TX	475,365	8,220	93.2	1,095	1,255	287	—	1,382	1,255	14
Seattle, WA	212,374	6,353	99.4	667	—	—	—	667	—	4
Philadelphia, PA	323,790	5,014	90.0	705	—	436	90	1,141	90	7
Nashville, TN	154,411	4,554	96.5	1,288	10	—	—	1,288	10	7
Louisville, KY	214,593	4,388	93.0	669	17	447	15	1,116	32	6
Denver, CO	228,226	4,335	89.9	993	—	—	10	993	10	6
Salt Lake City, UT	141,537	3,211	95.8	434	63	154	116	588	179	4
Phoenix, AZ	168,162	2,928	87.6	519	—	208	—	727	—	4
Miami, FL	99,035	2,204	84.2	531	—	—	30	531	30	3
San Diego, CA	108,459	1,801	96.7	—	176	155	—	155	176	2
Las Vegas, NV	111,210	1,645	82.0	528	—	—	—	528	—	3
Ogden, UT	67,561	1,248	80.3	321	—	13	68	334	68	2
Los Angeles, CA	85,207	1,240	84.1	106	—	174	—	280	—	2
San Antonio, TX	68,086	1,227	85.8	353	—	—	—	353	—	2
Baltimore, MD	31,271	999	96.8	—	63	38	58	38	121	1
Kansas City, MO	76,548	982	96.9	260	—	—	8	260	8	1
Washington, DC	57,025	977	82.7	55	29	99	—	154	29	1
Sacramento, CA	74,220	858	93.8	—	—	29	92	29	92	1
San Francisco, CA	41,539	757	100.0	—	—	—	104	—	104	1
Remaining	634,082	8,245	95.1	1,604	1,300	266	123	1,870	1,423	17
	$ 3,845,742	**$ 69,580**	**92.1**	**12,002**	**2,913**	**2,584**	**714**	**14,586**	**3,627**	**100**

(1) Includes 6.3 million square feet subject to ground leases with average expirations of 56 years and renewal options generally ranging from 10 to 25 years.
(2) Includes facilities that are off-campus, adjacent (within 0.25 miles of a hospital campus) and anchored (50% or more leased by a health system).

34

Medical Office

As of and for the quarter ended December 31, 2016, square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SQUARE FEET BY HEALTH SYSTEM

			Square Feet					Directly Leased by Health System	
Health System	Health System Rank[(1)]	Credit Rating	On-Campus	Adjacent / Anchored[(2)]	Off-Campus	Total	% of Total	% Square Feet	% of Annualized Base Rent
HCA Holdings, Inc.	2	B1	7,152	253	—	7,405	40.7	15.8	17.5
Community Health Systems, Inc.	4	B2	1,356	140	—	1,496	8.2	8.5	5.1
Memorial Hermann Health System	39	A1	1,360	80	—	1,440	7.9	8.3	4.6
Norton Healthcare	100	—	686	343	—	1,029	5.6	3.7	3.7
Jefferson Health	93	A2	705	—	—	705	3.9	1.5	1.5
Providence Health & Services	8	Aa3	563	—	—	563	3.1	1.7	2.8
Tenet Healthcare Corporation	5	B2	472	53	—	525	2.9	0.4	0.3
Iasis Healthcare Corporation	72	B2	492	—	—	492	2.7	1.5	1.4
Remaining - credit rated			1,738	1,214		2,952	16.2		
Non-credit rated			391	240	975	1,606	8.8		
Total			**14,915**	**2,323**	**975**	**18,213**	**100.0**	**41.4**	**36.9**
% of Total			**81.9**	**12.8**	**5.3**	**100.0**			
Total Healthcare Affiliated				**94.6%**					

LEASING ACTIVITY

	Leased Square Feet	Annualized Base Rent per Sq. Ft.	% Change in Rents[(3)]	HCP Tenant Improvements per Sq. Ft.	Leasing Costs per Sq. Ft.	Average Lease Term (Months)	Retention Rate YTD
Leased Square Feet as of September 30, 2016	**15,821**	**$ 22.90**					
Acquisitions	897	14.70					
Developments	19	22.78					
Expirations	(572)	22.87					
Renewals, amendments and extensions	468	23.56	1.4	$ 10.90	$ 4.01	57	78.8%
New leases	147	22.26		27.46	8.30	72	
Terminations	(11)	25.09					
Leased Square Feet as of December 31, 2016	**16,769**	**$ 22.61**					

(1) Ranked by revenue based on the 2015 *Modern Healthcare's Healthcare Systems Financial Database*.
(2) Denotes whether the medical office building is adjacent (within 0.25 miles) to a hospital campus or anchored, (50% or more is leased to a health system).
(3) For comparative purposes, reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

35

Medical Office

As of and for the quarter ended December 31, 2016, dollars and square feet in thousands, includes HCP's pro rata share of unconsolidated JVs

SELECTED LEASE EXPIRATION DATA (NEXT 5 YEARS)

	Total				On-Campus		Off-Campus	
Year	Leased Square Feet	%	Annualized Base Rent	%	Square Feet	Annualized Base Rent	Square Feet	Annualized Base Rent
2017[1]	2,906	17	$ 69,779	18	2,329	$ 56,686	577	$ 13,093
2018	2,292	14	53,516	14	1,891	44,301	401	9,215
2019	1,986	12	47,690	13	1,600	38,439	386	9,251
2020	2,144	13	51,569	14	1,914	46,294	230	5,275
2021	1,409	8	35,072	9	1,201	30,187	208	4,885
Thereafter	6,032	36	120,639	32	4,843	93,446	1,189	27,193
	16,769	**100**	**$ 378,265**	**100**	**13,778**	**$ 309,353**	**2,991**	**$ 68,912**

SAME PROPERTY PORTFOLIO

	4Q15	1Q16	2Q16	3Q16	4Q16
Property count	216	216	216	216	216
Investment	$ 3,227,737	$ 3,240,320	$ 3,251,215	$ 3,266,471	$ 3,285,186
Square feet	16,139	16,139	16,165	16,165	16,170
Occupancy %	92.8	92.0	92.2	92.1	92.3
NOI:					
Total revenues	$ 101,109	$ 101,277	$ 102,546	$ 104,158	$ 103,756
Operating expenses	(36,521)	(37,467)	(38,084)	(39,451)	(37,655)
	$ 64,588	**$ 63,810**	**$ 64,462**	**$ 64,707**	**$ 66,101**
Cash NOI:					
Non-cash adjustments to NOI	(447)	(724)	(185)	100	(547)
	$ 64,141	**$ 63,086**	**$ 64,277**	**$ 64,807**	**$ 65,554**
				Year-Over-Year Three-Month SPP Growth	**2.2%**

(1) Includes month-to-month and holdover leases.

36

Other As of and for the quarter ended December 31, 2016, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs LEASED PROPERTIES Occupancy %(1) Property Count Cash NOI EBITDARM CFC EBITDAR CFC Type/Operator Investment Beds Acute care 5 $ 380,188 $ 15,197 1,637 51.9 7.98x 7.46x 15 $ 570,064 $ 20,740 2,333 52.4 6.59x 6.14x Maria Mallaband 25 $ 151,217 $ 2,732 1,143 92.4 1.55x 1.31x 61 $ 369,612 $ 6,830 3,198 92.9 1.56x 1.31x Wholly-owned 1 $ 17,909 $ 316 120 88.4 N/A 5 $ 27,059 $ 692 540 79.1 DEBT INVESTMENTS Weighted Average Maturity in Years Interest Income Investment DSC Yield Tandem Consulate Health Care 256,465 7,670 1.29x 11.9% 1.8 Four Seasons - UK 85,430 483 0.88x 4.8% 3.1 Total Debt Investments $ 876,584 $ 17,510 (1) Certain operators in the Company’s hospital portfolio are not required under their respective leases to provide operational data. 37 Remaining 55,135 1,030 N/A 8.0%3.9 Maria Mallaband - UK 134,424 1,112 N/A 7.1% 6.8 HC-One - UK$ 345,130 $ 7,215 2.37x 8.3% 2.9 Total Leased Properties 81 $ 966,735 $ 28,262 HCP’s share of unconsolidated JVs 4 9,150 376 420 76.5 N/A N/A Post-acute/skilled HC-One 36 218,395 4,098 2,055 93.2 1.56x 1.31x United Kingdom Remaining 10 189,876 5,543 696 52.8 3.11x 2.82x Hospitals

Other

Same Property Portfolio

As of and for the quarter ended December 31, 2016, dollars in thousands

HOSPITALS

	4Q15	1Q16	2Q16	3Q16	4Q16
Property count	15	15	15	15	15
Investment	$ 570,105	$ 570,105	$ 570,105	$ 570,062	$ 570,064
Beds	2,190	2,210	2,210	2,333	2,333
Occupancy %[1]	55.2	53.8	59.5	55.3	52.4
EBITDARM CFC	6.40x	6.53x	6.69x	6.72x	6.59x
EBITDAR CFC	5.98x	6.10x	6.25x	6.27x	6.14x
NOI:					
Total revenues	$ 21,542	$ 22,381	$ 21,503	$ 22,288	$ 22,339
Operating expenses	(1,051)	(1,187)	(1,003)	(1,190)	(1,224)
	$ 20,491	**$ 21,194**	**$ 20,500**	**$ 21,098**	**$ 21,115**
Cash NOI:					
Non-cash adjustments to NOI	296	303	582	(348)	(340)
	$ 20,787	**$ 21,497**	**$ 21,082**	**$ 20,750**	**$ 20,775**
			Year-Over-Year Three-Month SPP Growth		**(0.1%)**

UNITED KINGDOM

	4Q15	1Q16	2Q16	3Q16	4Q16
Property count	61	61	61	61	61
Investment	$ 432,401	$ 421,960	$ 399,181	$ 387,573	$ 369,612
Beds	3,029	3,022	3,022	3,020	3,031
Occupancy %	91.9	92.1	92.6	92.6	92.6
EBITDARM CFC	1.51x	1.52x	1.49x	1.55x	1.56x
EBITDAR CFC	1.27x	1.27x	1.25x	1.30x	1.31x
NOI:					
Total revenues	$ 9,097	$ 8,580	$ 8,678	$ 7,969	$ 7,583
FX adjustment	(1,653)	(1,136)	(1,173)	(435)	—
	$ 7,444	**$ 7,444**	**$ 7,505**	**$ 7,534**	**$ 7,583**
Cash NOI:					
Non-cash adjustments to NOI	(1,056)	(995)	(921)	(792)	(753)
FX adjustment	191	131	125	43	—
	$ 6,579	**$ 6,580**	**$ 6,709**	**$ 6,785**	**$ 6,830**
			Year-Over-Year Three-Month SPP Growth		**3.8%**

(1) Certain operators in the Company's hospital portfolio are not required under their respective leases to provide operational data.

38

Other Same Property Portfolio As of and for the quarter ended December 31, 2016, dollars in thousands, includes HCP’s pro rata share of unconsolidated JVs TOTAL OTHER(1) 4Q15 1Q16 2Q16 3Q16 4Q16 Investment $1,002,505 $1,001,215 $ 978,436 $ 966,785 $ 948,827 Total revenues $ 31,047 $ 31,369 $ 30,588 $ 30,666 $ 30,316 FX adjustment (1,653) (1,136) (1,173) (435) — Cash NOI: FX adjustment 191 131 125 43 — Year-Over-Year Three-Month SPP Growth 0.8% (1) Includes four domestic post-acute/skilled properties. 39 $ 27,754 $ 28,482 $ 28,191 $ 27,925 $ 27,982 Non-cash adjustments to NOI (761) (692) (339) (1,139) (1,093) $ 28,324 $ 29,043 $ 28,405 $ 29,021 $ 29,075 Operating expenses (1,070) (1,190) (1,010) (1,210) (1,241) NOI: Property count 80 80 80 80 80

Unconsolidated Joint Ventures

As of and for the quarter ended December 31, 2016, dollars and square feet in thousands

	Total	Senior Housing Operating CCRC	Senior Housing Operating Non-CCRC	Medical Office	Life Science	Other
HCP's ownership percentage		49%	45% - 85%	20% - 67%	50% - 63%	80%
Joint ventures' Investment	$ 1,802,721	$ 1,411,037	$ 209,793	$ 14,624	$ 155,829	$ 11,438
Joint ventures' mortgage debt	758,597	636,829	117,497	—	—	4,271
HCP's net equity investment[1]	348,308	228,063	46,395	4,629	67,879	1,342
Property count	32	15	8	1	4	4
Capacity	—	7,193 Units	916 Units	103 Sq. Ft.	278 Sq. Ft.	420 Beds
Occupancy %	—	85.6	93.7	100	96.1	76.5
SELECTED FINANCIAL DATA						
Total revenues[2]	$ 111,052	$ 98,446	$ 7,981	$ 735	$ 3,398	$ 492
Operating expenses	(85,542)	(79,134)	(5,392)	(214)	(780)	(22)
NOI	**$ 25,510**	**$ 19,312**	**$ 2,589**	**$ 521**	**$ 2,618**	**$ 470**
Depreciation and amortization	(25,545)	(22,789)	(1,727)	(174)	(769)	(86)
General and administrative expenses	(119)	—	—	(13)	(106)	—
Interest expense and other	(3,484)	(2,240)	(1,126)	—	—	(118)
Income from discontinued operations[3]	41,868	—	36,535	5,333	—	—
Net income (loss)	**$ 38,230**	**$ (5,717)**	**$ 36,271**	**$ 5,667**	**$ 1,743**	**$ 266**
Depreciation and amortization	25,582	22,789	1,727	211	769	86
Gain on sales of real estate, net of income taxes	(41,546)	—	(36,535)	(5,011)	—	—
FFO	**$ 22,266**	**$ 17,072**	**$ 1,463**	**$ 867**	**$ 2,512**	**$ 352**
Non-refundable Entrance Fee sales, net[2]	15,457	15,457	—	—	—	—
Non-refundable Entrance Fee amortization and deferred expenses[2]	(5,461)	(5,461)	—	—	—	—
Non-cash adjustments to NOI	(43)	—	—	(8)	(35)	—
Non-cash adjustments to net income	(645)	(557)	(33)	(55)	—	—
Leasing costs and tenant and capital improvements	(2,099)	(1,340)	(398)	(278)	(83)	—
FAD	**$ 29,475**	**$ 25,171**	**$ 1,032**	**$ 526**	**$ 2,394**	**$ 352**
HCP'S PRO-RATA SHARE						
Mortgage debt[4]	$ 166,496	$ 102,206	$ 64,290	$ —	$ —	$ —
NOI	12,887	9,463	1,157	349	1,542	376
Cash NOI	17,764	14,362	1,158	344	1,524	376
Net income (loss)[4]	15,388	(2,026)	14,259	1,795	1,053	307
FFO[4]	11,967	9,140	553	416	1,482	376
FAD[4]	15,502	13,109	351	244	1,422	376

(1) Excludes $211 million related to debt funded by HCP, assets held for sale and land held for development.

(2) Includes $5.7 million of non-refundable Entrance Fee amortization. Non-refundable Entrance Fees are recognized on a NOI/FFO basis over the estimated stay of the residents and are recognized on a cash/FAD basis upon receipt, net of a reserve for early terminations. See Entrance Fees in Definitions.

(3) Includes $36.5 million related to a gain on a senior housing facility sold in November 2016, $5.0 million related to a gain on three medical office buildings sold in October 2016 and operating activity for two additional assets held for sale as of December 31, 2016.

(4) HCP's pro rata share excludes activity related to debt fundings by HCP.

40

2017 Guidance

Projected full year 2017, dollars in millions, except per share amounts and net dispositions

	2017 Guidance (February 13, 2017)	2017 Outlook (November 1, 2016)
Net Income, FFO and FFO as Adjusted per Share Guidance		
Diluted earnings per common share[1]	$1.32 - $1.38	$1.07 - $1.13
Diluted FFO per common share	$1.88 - $1.94	$1.88 - $1.94
Diluted FFO as adjusted per common share	$1.89 - $1.95	$1.89 - $1.95
Annualized dividend per share	$1.48	$1.48
Year-Over-Year SPP Cash NOI Guidance		
Senior housing triple-net	3.9% - 4.9%	3.25% - 4.25%
Senior housing operating portfolio[2]	2.0% - 3.0%	4.0% - 5.0%
Life science	2.5% - 3.5%	1.7% - 2.7%
Medical office	2.0% - 3.0%	2.0% - 3.0%
Other	0.75% - 1.75%	0.75% - 1.75%
Total	2.5% - 3.5%	2.5% - 3.5%
Year-Over-Year SPP NOI Guidance	1.2% - 2.2%	1.5% - 2.5%
Other Supplemental Information - Cash Addition (Reduction)		
Amortization of deferred compensation	$16 - $18	$16 - $18
Amortization of deferred financing costs	$14 - $16	$14 - $16
Straight-line rents	($10) - ($14)	($12) - ($16)
Other depreciation and amortization	($9) - ($11)	($9) - ($11)
Leasing costs and tenant and capital improvements	($97) - ($102)	($92) - ($97)
Joint venture adjustments - CCRC Entrance Fees	$32 - $35	$33 - $36
Joint venture and other adjustments[3]	($34) - ($37)	($35) - ($38)
Capital Expenditures[4]		
1st generation tenant improvements ("TIs") / ICE	$43 - $48	$38 - $43
Revenue enhancing	$47 - $52	$42 - $47
Development and Redevelopment	$335 - $385	$315 - $325
Other Items		
General and administrative	$83 - $87	$83 - $87
Interest expense	$310 - $320	$305 - $315
Net dispositions[5]	$1.7B - $2.2B @ 7.8%	$1.2B - $1.7B @ 8%

(1) 2017 Guidance includes gain related to the sale of a 40% interest in the RIDEA II JV that occurred in January 2017 and gains resulting from changes in our disposition assumptions, which were not incorporated in 2017 Outlook.

(2) The 2016 SHOP SPP Cash NOI growth rate was favorably impacted by 240 basis points due to year-end true-ups of group purchase rebates. The higher 2016 jumping-off point from these rebates contributed to a 200 basis point lower 2017 SHOP SPP Cash NOI growth rate versus what was provided in our November 1st preliminary Outlook. However, of note, the 2017 contribution from SHOP SPP Cash NOI is in line with our November 1st preliminary Outlook.

(3) 2017 Guidance includes leasing costs and tenant and capital improvements of $11 - $13 million related to HCP's share of unconsolidated JVs.

(4) 2017 Guidance excludes $22 - $27 million of revenue enhancing and $10 - $15 million of Development and Redevelopment related to HCP's share of unconsolidated JVs.

(5) Includes $1.125 billion related to 64 Brookdale communities that are held for sale at December 31, 2016 and $480 million related to the sale of a 40% interest in and refinancing of the RIDEA II JV that occurred in January 2017, proceeds from which will be used to pay down debt.

41

REP OR TING Definitions Adjusted Fixed Charge Coverage* Adjusted EBITDA divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders, if applicable. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage, and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Adjusted EBITDA and Fixed Charges. Affordability (in years) Affordability represents the number of years an individual can support the cost of residing in a senior housing facility. Affordability is calculated using the median net worth for individuals ages 75 and older, divided by the annualized revenue per occupied room (REVPOR), less the median income for individuals ages 75 and older. Markets with median income in excess of REVPOR reflect an Affordability metric of greater than (>) 15 years. Annualized Base Rent The most recent month’s (or subsequent month’s if acquired in the most recent month) base rent including additional rent floors, cash income from DFLs and/or interest income annualized for 12 months. Annualized Base Rent includes the Company’s share of unconsolidated JVs calculated on the same basis and excludes properties in the Company’s senior housing operating portfolio and properties sold or held for sale during the quarter. Further, Annualized Base Rent does not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of market lease intangibles, DFL non-cash interest and deferred revenues). The Company uses Annualized Base Rent for the purpose of determining Lease Expirations and Debt Investment Maturities. Cash Flow Coverage (“CFC”)* Facility EBITDAR or Facility EBITDARM divided by the aggregate of base rent and any additional rent due to the Company for the trailing 12-month period one quarter in arrears from the period presented. CFC is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, CFC is subject to the same limitations and qualifications as Facility EBITDAR or Facility EBITDARM. CFC is not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Comparable FFO as Adjusted* FFO as adjusted excluding FFO as adjusted from QCP and interest expense related to debt repaid using proceeds from the spin-off, assuming these transactions occurred at the beginning of the period presented. Comparable FFO as adjusted allows management to evaluate the performance of our remaining real estate portfolio following the completion of the spin-off of QCP. Consolidated Debt The carrying amount of bank line of credit and term loans (if applicable), senior unsecured notes, mortgage debt and other debt, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets* The carrying amount of total assets, excluding investments in and advances to the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements. Consolidated Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Consolidated Secured Debt Mortgage and other debt secured by real estate, as reported in the Company’s consolidated financial statements. Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing). Debt Investments Loans secured by a direct interest in real estate and mezzanine loans. Debt Service The periodic payment of interest expense and principal amortization on secured loans. Debt Service Coverage (“DSC”)* Facility EBITDA divided by Debt Service. DSC is a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet its obligations to the Company under the respective loan agreements. DSC is subject to the same limitations and qualifications as Facility EBITDA. Development Includes ground-up construction. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Direct Financing Lease (“DFL”) Lease for which future minimum lease payments are recorded as a receivable, and the difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield. EBITDA and Adjusted EBITDA* Earnings before interest, taxes, depreciation and amortization for the Company. Adjusted EBITDA is defined as EBITDA excluding impairments (recoveries), gains or losses from real estate dispositions, transaction-related items, loss on debt extinguishments, severance-related charges, litigation provision, gain upon consolidation of JV and foreign currency exchange gains (losses). The Company considers EBITDA and Adjusted EBITDA important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate the Company’s operating performance. Net income (loss) is the most directly comparable GAAP measure to EBITDA and Adjusted EBITDA. 42

REP OR TING Definitions Entrance Fees Certain of the Company’s communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For NOI, net income and FFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. For Cash NOI and FAD, the non-refundable entrance fees are recognized upon receipt, net of a reserve for statutory refunds due to early terminations. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as current liabilities. Estimated / Actual Completion Date For Developments, management’s estimate of the period the core and shell structure improvements are expected to be or have been completed. For Redevelopments, management’s estimate of the period in which major construction activity in relation to the scope of the project has been or will be substantially completed. Facility EBITDA* EBITDA for a particular facility (not the Company), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDA in determining Debt Service Coverage. Facility EBITDA is subject to the same limitations as EBITDA. In addition, Facility EBITDA does not represent a borrower’s net income or cash flow from operations and should not be considered an alternative to those indicators. The Company receives periodic financial information from most borrowers regarding the performance under the loan agreement. The Company utilizes Facility EBITDA as a supplemental measure of the borrower’s ability to generate sufficient liquidity to meet their obligations to the Company. Facility EBITDA includes a management fee as specified in the borrower loan agreements with the Company. All borrower financial performance data was derived solely from information provided by borrowers without independent verification by the Company. Facility EBITDAR and Facility EBITDARM* Earnings before interest, taxes, depreciation, amortization and rent (and management fees), as applicable, for a particular facility accruing to the operator/tenant of the property (the Company as lessor), for the trailing 12 months and one quarter in arrears from the date reported. The Company uses Facility EBITDAR or Facility EBITDARM in determining CFC and as a supplemental measure of the ability of the property to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes: (i) contractual management fees; (ii) an imputed management fee of 5% of revenues for senior housing facilities and post-acute/skilled facilities, or (iii) an imputed management fee of 2% of revenues for hospitals. All facility financial performance data was derived solely from information provided by operators/tenants without independent verification by the Company. Facility EBITDAR and Facility EBITDARM are subject to the same limitations and qualifications as Facility EBITDA. Facility EBITDAR and Facility EBITDARM are not presented for: (i) properties operated under a RIDEA structure; or (ii) newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant trailing 12-month period, vacant facilities and facilities for which data is not available or meaningful. Financial Leverage* Total Debt divided by Total Gross Assets. Financial Leverage is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s pro rata share of total debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Fixed Charges* Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges is a supplemental measure of the Company’s interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations. Funds Available for Distribution (“FAD”)* See the “Funds Available for Distribution” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on February 13, 2017, for information regarding FAD. Funds From Operations (“FFO”) and FFO as Adjusted* See the “Funds From Operations” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2017, for information regarding FFO and FFO as adjusted. Healthcare System Affiliated Represents properties that are on-campus or adjacent to a healthcare system and properties that are leased 50% or more to a healthcare system. Initial Capital Expenditures (“ICE”) Expenditures required to bring a newly acquired property up to standard. The expenditures are typically identified during underwriting and incurred within the first year of ownership. Investment* Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization less the value attributable to refundable Entrance Fee liabilities; and (ii) the carrying amount of DFLs and Debt Investments. Investment excludes land held for development and assets held for sale. Investment also includes the Company’s pro rata share of the real estate assets and intangibles held in the Company’s unconsolidated JVs, presented on the same basis. Metropolitan Statistical Areas (“MSA”) Metropolitan Statistical Areas are geographic entities delineated by the Office of Management and Budget for use by Federal Statistical agencies in collecting, tabulating, and publishing Federal statistics. A metro area contains a core urban area of 50,000 or more population, consists of one or more counties and includes the counties containing the core urban area, as well as any adjacent counties that have a high degree of social and economic integration (as measured by commuting to work) with the urban core. 43

REP OR TING Definitions Net Debt* Total Debt less the carrying amount of cash and cash equivalents as reported in the Company’s consolidated financial statements and the Company’s pro rata share of cash and cash equivalents from the Company’s unconsolidated JVs. Total Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Net Debt to Adjusted EBITDA* Net Debt divided by Adjusted EBITDA is a supplemental measure of the Company’s ability to decrease its debt. Because the Company may not be able to use its cash to reduce its debt on a dollar-for-dollar basis, this measure may have material limitations. Redevelopment Properties that require significant capital expenditures (generally more than 25% of acquisition costs or existing basis) to achieve stabilization or to change the use of the properties. Newly completed redevelopments, are considered Stabilized at the earlier of lease-up (typically when the tenant(s) controls the physical use of 80% of the space) or 24 months from the date the property is placed in service. Rental and Operating Revenue Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Retention Rate The ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of the lease. REVPOR The three-month average revenue per occupied room for the most recent calendar quarter available. REVPOR cannot be derived from the information presented for the SHOP portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company’s pro rata share. Net Operating Income from Continuing Operations (“NOI”) and Cash NOI* See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” – “Results of Operations” – “Non-GAAP Financial Measures” section of the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2017, for information regarding NOI and Cash NOI. Occupancy For life science facilities and medical office buildings, Occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing triple-net facilities, post-acute/ skilled facilities and hospitals, Occupancy represents the facilities’ average operating Occupancy for the trailing three-month period ended one quarter in arrears from the date reported. For properties in the Company’s senior housing operating portfolio, Occupancy represents the facilities’ average operating Occupancy for the most recent calendar quarter available. The percentages are calculated based on units for senior housing facilities and available beds for post-acute/skilled facilities and hospitals. The percentages shown exclude newly completed facilities under lease-up, facilities acquired or transitioned to new operators during the relevant period, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. Penetration Rate Reflects the number of available senior housing units by majority type as a percentage of households with seniors age 75 and older. This measurement is an indicator of market demand for new development and expansion projects. Pooled Leases Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of cross default protection, a pooling agreement or multiple pooling agreements, or cross-guaranties. Qualified Care Giver Qualified Care Giver represents a household consisting of individuals between 45 and 64 years of age with income of $100,000 or more. Qualified Care Giver % is the ratio of Qualified Care Givers to the total population, which provides an indication of senior housing demand due to the role adult children have in the senior housing selection process. RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility. Same Property Portfolio (“SPP”)* SPP NOI and Cash NOI information allows the Company to evaluate the performance of its property portfolio under a consistent population by eliminating changes in the composition of its portfolio of properties. The Company includes properties from its consolidated portfolio, as well as properties owned by the Company’s unconsolidated JVs in its SPP NOI and adjusted NOI. The Company identifies its SPP as Stabilized properties that remained in operations and were consistently reported as leased properties or RIDEA properties for the duration of the year-over-year comparison periods presented, excluding assets held for sale. Accordingly, it takes a Stabilized property a minimum of 12 months in operations under a consistent reporting structure to be included in the Company’s SPP. Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. SPP excludes (i) certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis and (ii) Entrance Fees and related activity such as deferred expenses, reserves and management fees related to Entrance Fees. A property is removed from the Company’s SPP when it is sold, placed into redevelopment or changes its reporting structure. 44

REP OR TING Definitions Secured Debt Ratio* Total Secured Debt divided by Total Gross Assets. Secured Debt Ratio is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The ratio of Consolidated Secured Debt to Consolidated Gross Assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s pro rata share of Total Secured Debt from the Company’s unconsolidated JVs is not intended to reflect its actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs. Square Feet (Sq. Ft.) The square footage for properties, excluding square footage for development or redevelopment properties prior to completion. Stabilized / Stabilization Newly acquired operating assets are generally considered Stabilized at the earlier of lease-up (typically when the tenant(s) control(s) the physical use of at least 80% of the space) or 12 months from the acquisition date. Newly completed developments and redevelopments are considered Stabilized at the earlier of lease-up or 24 months from the date the property is placed in service. Properties that experience a change in reporting structure, such as a transition from a triple-net lease to a RIDEA reporting structure, are considered stabilized after 12 months in operations under a consistent reporting structure. Total Debt* Consolidated Debt plus the Company’s pro rata share of total debt from the Company’s unconsolidated JVs. Total Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Gross Assets* Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Company’s unconsolidated JVs, after adding back accumulated depreciation and amortization. Total Gross Assets is a supplemental measure of the Company’s financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Total Rental and Operating Revenue* Includes rental related revenues, tenant recoveries, resident fees and services and income from Direct Financing Leases. Total rental and operating revenue includes the Company’s pro rata share from unconsolidated JVs. Total Market Equity The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits). Total Secured Debt* Consolidated Secured Debt plus the Company’s pro rata share of mortgage debt from the Company’s unconsolidated JVs. Total Secured Debt is a supplemental measure of the Company’s financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. Units/Square Feet/Beds Senior housing facilities are measured in available units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled facilities and hospitals are measured in available beds. * Non-GAAP Supplemental Measures The Company believes that net income, as defined by U.S. generally accepted accounting principles (“GAAP”), is the most appropriate measure of its operating performance. In addition to net income as defined by GAAP, the Company believes Adjusted Fixed Charge Coverage, CFC, Comparable FFO as adjusted, Consolidated Gross Assets, DSC, EBITDA, Adjusted EBITDA, Facility EBITDA, Facility EBITDAR, Facility EBITDARM, Total Rental and Operating Revenue, Financial Leverage, Fixed Charges, FAD, FFO, FFO as adjusted, Investment, Net Debt, Net Debt to Adjusted EBITDA, NOI, Cash NOI, SPP, Secured Debt Ratio, Total Debt, Total Gross Assets and Total Secured Debt are useful supplemental non-GAAP measures of its operating performance and financial position. As these non-GAAP measures have inherent limitations as analytical tools they should be used in conjunction with the Company’s most directly comparable GAAP presentations and not as alternatives to those indicators determined in accordance with GAAP. The Company’s computations of non-GAAP measures may not be comparable to similar measures reported by other companies. Reconciliations of Cash NOI, FAD, FFO, FFO as adjusted, NOI, and SPP to their most directly comparable GAAP measure, are included in the Company’s Annual Report on Form 10-K filed with the SEC on February 13, 2017. Reconciliations of Comparable FFO as adjusted, SPP NOI and SPP Cash NOI growth and SPP NOI and 2017 Guidance to their most directly comparable GAAP measure, are included in the accompanying earnings release. Reconciliations of the remaining non-GAAP supplemental measures used in this report to their most directly comparable GAAP measure are included elsewhere in this report. Historical reconciliations of non-GAAP measures included in this report are available in the Company’s Current Reports on Form 8-K filed with the SEC on October 31, 2016 (3Q16 metrics), August 9, 2016 (2Q16 metrics), May 9, 2016 (1Q16 metrics) and February 9, 2016 (4Q15 metrics). The information in this supplemental report should be read in conjunction with the accompanying earnings release and the Form 10-K referenced above. 45

Reconciliations of Non-GAAP Measures Dollars in thousands EBITDA AND ADJUSTED EBITDA FROM NET INCOME Three Months Ended December 31, 2016 Year Ended December 31, 2016 Interest expense 103,148 464,403 Depreciation and amortization of real estate, in-place lease and other intangibles(1) 147,416 572,998 HCP’s share of unconsolidated JV EBITDA 15,385 52,546 EBITDA $ 315,387 $ 1,769,986 Loss on debt extinguishment 46,020 46,020 HCP’s share of gain on sale of real estate from unconsolidated JVs (1,504) (1,718) Litigation provision 3,081 3,081 Adjusted EBITDA $ 382,725 $ 1,766,807 ADJUSTED FIXED CHARGE COVERAGE Three Months Ended December 31, 2016 Year Ended December 31, 2016 Interest expense $ 103,148 $ 464,403 Capitalized interest 2,618 11,108 (1) Includes discontinued operations. 46 Adjusted Fixed Charge Coverage 3.6x 3.7x Fixed Charges $ 107,167 $ 481,597 HCP’s share of unconsolidated JV interest expense 1,401 6,086 Adjusted EBITDA$ 382,725 $ 1,766,807 Foreign currency remeasurement losses 317 585 Severance-related costs 2,501 16,965 Gain on sales of real estate, net (45,093) (164,698) Transaction-related items and other 62,016 96,586 Other JV adjustments (306) (1,181) Equity income from unconsolidated JVs(1)(15,388) (11,360) Income tax expense (benefit)(1) 3,832 52,654 Net income$ 61,300 $ 639,926

Reconciliations | of Non-GAAP Measures

As of December 31, 2016, dollars in thousands

INVESTMENT

	Senior Housing Triple-net	SHOP	Life Science	Medical Office	Other	Non-Segment	Total
Consolidated total assets	**$ 3,511,548**	**$ 3,297,213**	**$ 3,402,727**	**$ 2,946,752**	**$ 1,748,197**	**$ 852,828**	**$15,759,265**
Investments in and advances to unconsolidated joint ventures	—	(488,817)	(67,879)	(13,453)	(1,342)	—	(571,491)
Accumulated depreciation and amortization net of assets held for sale	698,995	485,108	790,784	925,173	180,671	210,261	3,290,992
Consolidated Gross Assets	**$ 4,210,543**	**$ 3,293,504**	**$ 4,125,632**	**$ 3,858,472**	**$ 1,927,526**	**$ 1,063,089**	**$18,478,766**
HCP's share of unconsolidated JV gross assets	—	1,108,653	25,897	19,335	10,163	—	1,164,048
Total Gross Assets	**$ 4,210,543**	**$ 4,402,157**	**$ 4,151,529**	**$ 3,877,807**	**$ 1,937,689**	**$ 1,063,089**	**$19,642,814**
Gross assets held for sale	—	—	—	—	—	(1,062,637)	(1,062,637)
Land held for development	—	—	(247,741)	(946)	(3,643)	—	(252,330)
Fully depreciated real estate and intangibles excluding held for sale	58,809	63,907	170,289	259,179	4,398	—	556,582
Non-real estate related assets[1]	(355,324)	(470,609)	(102,073)	(154,857)	(69,612)	(452)	(1,152,927)
Real estate intangible liabilities, net of held for sale	(45,227)	(8,793)	(97,960)	(65,512)	(25,513)	—	(243,005)
Investment	**$ 3,868,801**	**$ 3,986,662**	**$ 3,874,044**	**$ 3,915,671**	**$ 1,843,319**	**$ —**	**$17,488,497**
Investment by type							
Wholly-owned	3,868,801	3,181,642	3,786,155	3,905,873	1,834,169	—	16,576,640
HCP's share of unconsolidated JVs	—	805,020	87,889	9,798	9,150	—	911,857
Investment	**$ 3,868,801**	**$ 3,986,662**	**$ 3,874,044**	**$ 3,915,671**	**$ 1,843,319**	**$ —**	**$17,488,497**

(1) Includes straight-line rent receivables, net of reserves; lease commissions, net of amortization; cash and restricted cash; the value attributable to refundable Entrance Fee liabilities for the Company's CCRC JV and other assets.

47

Reconciliations of Non-GAAP Measures Dollars in thousands TOTAL DEBT AND NET DEBT Term loans(2) 440,062 Mortgage debt 623,792 Consolidated Debt $ 9,189,495 HCP’s share of unconsolidated JV other debt 186,800 Cash and cash equivalents (94,730) Net Debt $ 9,421,555 December 31, 2016 FINANCIAL LEVERAGE Total Gross Assets(3) 19,642,814 SECURED DEBT RATIO HCP’s share of unconsolidated JV mortgage debt 166,496 Total Gross Assets(3) 19,642,814 NET DEBT TO ADJUSTED EBITDA (1) Includes £372 million translated into U.S. dollars. (2) Represents £357 million translated into U.S. dollars. (3) See reconciliation of Total Gross Assets on page 47 and reconciliation of Adjusted EBITDA on page 46. Adjusted EBITDA(3) 1,766,807 48 Net Debt to Adjusted EBITDA 5.3x Net Debt $ 9,421,555 Secured Debt Ratio 4.0% Secured debt $ 790,288 Mortgage debt $ 623,792 Financial Leverage 48.6% Total Debt $ 9,542,791 HCP’s share of unconsolidated JV cash and cash equivalents (26,506) Total Debt $ 9,542,791 HCP’s share of unconsolidated JV mortgage debt 166,496 Other debt 92,385 Senior unsecured notes 7,133,538 Bank line of credit(1) $ 899,718

COMPANY Information BOARD OF DIRECTORS MICHAEL D. MCKEE Executive Chairman CHRISTINE N. GARVEY Former Global Head of Corporate Real Estate Services, Deutsche Bank AG THOMAS M. HERZOG Chief Executive Officer JAMES P. HOFFMANN Former Partner and Senior Vice President, Wellington Management Company DAVID B. HENRY Lead Independent Director, HCP, Inc. Former Vice Chairman and Chief Executive Officer, Kimco Realty Corporation PETER L. RHEIN Partner, Sarlot & Rhein BRIAN G. CARTWRIGHT Senior Advisor, Patomak Global Partners LLC JOSEPH P. SULLIVAN Chairman Emeritus, Board of Advisors, RAND Health EXECUTIVE MANAGEMENT MICHAEL D. MCKEE Executive Chairman THOMAS D. KIRBY Executive Vice President Acquisitions and Valuations THOMAS M. HERZOG Chief Executive Officer THOMAS M. KLARITCH Senior Managing Director Medical Office Properties J. JUSTIN HUTCHENS President TROY E. MCHENRY Executive Vice President, General Counsel and Corporate Secretary SCOTT A. ANDERSON Executive Vice President and Chief Accounting Officer KENDALL K. YOUNG Executive Vice President Senior Housing Investments JONATHAN M. BERGSCHNEIDER Senior Managing Director Life Science Properties KAI HSIAO Senior Managing Director Senior Housing Properties 49

UC Davis Medical Center Davis, CA Forward-Looking Statements & Risk Factors “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental report which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, among other things, the Company’s expectations regarding (i) the Company’s pending or contemplated acquisitions, dispositions and development projects, including with respect to closing dates, completion dates, stabilization dates, rentable square feet, costs to complete, and total investment, (ii) rentable square feet for land held for development and (iii) the Company’s 2017 guidance. These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the Company’s reliance on a concentration of a small number of tenants and operators for a significant percentage of its revenues, with its concentration in Brookdale increasing as a result of the consummation of the spin-off of QCP on October 31, 2016; the financial condition of the Company’s existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding the Company’s ability to continue to realize the full benefit of such tenants’ and operators’ leases and borrowers’ loans; the ability of the Company’s existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to the Company and the Company’s ability to recover investments made, if applicable, in their operations; competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases; the Company’s concentration in the healthcare property sector, particularly in life sciences, medical office buildings and hospitals, which makes its profitability more vulnerable to a downturn in a specific sector than if the Company were investing in multiple industries; availability of suitable properties to acquire at favorable prices, the competition for the acquisition and financing of those properties and the costs of associated property development; the Company’s ability to negotiate the same or better terms with new tenants or operators if existing leases are not renewed or the Company exercises its right to foreclose on loan collateral or replace an existing tenant or operator upon default; the risks associated with the Company’s investments in JVs and unconsolidated entities, including its lack of sole decision making authority and its reliance on its partners’ financial condition and continued cooperation; the Company’s ability to achieve the benefits of acquisitions and other investments within expected time frames or at all, or within expected cost projections; operational risks associated with third party management contracts, including the additional regulation and liabilities of RIDEA lease structures; the potential impact on the Company and its tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments; the effect on the Company’s tenants and operators of legislation, executive orders and other legal requirements, including the Affordable Care Act and licensure, certification Continued 50

Forward-Looking Statements & Risk Factors (Continued) and inspection requirements as well as laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements; changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect the Company’s costs of compliance or increase the costs, or otherwise affect the operations, of its tenants and operators; volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in the Company’s credit ratings, and the value of its common stock, and other conditions that may adversely impact the Company’s ability to fund its obligations or consummate transactions, or reduce the earnings from potential transactions; changes in global, national and local economic and other conditions, including currency exchange rates; changes in the credit ratings on U.S. government debt securities or default or delay in payment by the government of its obligations; the Company’s ability to manage its indebtedness level and changes in the terms of such indebtedness; competition for skilled management and other key personnel; the Company’s ability to maintain its qualification as a real estate investment trust; and other risks and uncertainties described from time to time in the Company’s Securities and Exchange Commission (SEC) filings. The Company cautions investors not to place undue reliance on any forward-looking statements. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law. The information in this supplemental report should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the SEC. The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein. On the Company’s website, www.hcpi.com, you can access, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on the Company’s website is not incorporated by reference into, and should not be considered a part of, this supplemental report. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers, including the Company, that file electronically with the SEC at www.sec.gov. This supplemental report also includes market and industry data that the Company has obtained from market research, publicly available information and industry publications. The accuracy and completeness of such information are not guaranteed. The market and industry data is often based on industry surveys and preparers’ experience in the industry. Similarly, although the Company believes that the surveys and market research that others have performed are reliable, it has not independently verified this information. For more information, contact Andrew Johns, Vice President - Investor Relations, at (949) 407-0400. 51

CORP ORATE HEADQUARTERS 192 0 MAIN STREET, SUITE 1 2 00 IRVINE , CA 92614 (949) 4 07-0700 SAN FRANCIS CO OFFICE 95 0 TOWER LANE , SUITE 1 65 0 FOSTER CIT Y, CA 94 4 04 NASHVILLE OFFICE 3000 MERIDIAN BOULEVARD, SUITE 2 00 FRANKLIN , TN 37067 52